ROSEBUD HOLDINGS, INC.
                      and its Subsidiaries

                               AND

                          CHEMICAL BANK

                               as

                             Trustee



                            Indenture

                   Dated as of March 29, 1994

                          $138,118,000


                10% ASSET PROCEEDS NOTES DUE 1997








                        TABLE OF CONTENTS


ARTICLE 1.     DEFINITIONS AND INCORPORATION BY REFERENCE. .
. . .
1

          SECTION 1.01   Definitions . . . . . . . . . . . .
. . . .
1
          SECTION 1.02   Incorporation by Reference of Trust
Indenture
Act  9
          SECTION 1.03   Rules of Construction . . . . . . .
. . . .
9

ARTICLE 2.     THE SECURITIES. . . . . . . . . . . . . . . .
. . . 10

          SECTION 2.01   Form and Dating . . . . . . . . . .
. . . .
10
          SECTION 2.02   Execution and Authentication. . . .
. . . .
10
          SECTION 2.03   Registrar and Paying Agent. . . . .
. . . .
11
          SECTION 2.04   Paying Agent to Hold Money in Trust
. . . .
12
          SECTION 2.05   Securityholder Lists. . . . . . . .
. . . .
12
          SECTION 2.06   Transfer and Exchange . . . . . . .
. . . .
12
          SECTION 2.07   Replacement Securities. . . . . . .
. . . .
13
          SECTION 2.08   Outstanding Securities. . . . . . .
. . . .
13
          SECTION 2.09   Securities Held by the Company or
an
Affiliate 14
          SECTION 2.10   Temporary Securities. . . . . . . .
. . . .
14
          SECTION 2.11   Cancellation. . . . . . . . . . . .
. . . .
14
          SECTION 2.12   Defaulted Interest. . . . . . . . .
. . . .
14
          SECTION 2.13   Deemed Repayments . . . . . . . . .
. . . .
15

ARTICLE 3.     REDEMPTION. . . . . . . . . . . . . . . . . .
. . . 15

          SECTION 3.01   Notices to Trustee. . . . . . . . .
. . . .
15
          SECTION 3.02   Selection of Securities to be
Redeemed. . .
15
          SECTION 3.03   Notice of Redemption. . . . . . . .
. . . .
16
          SECTION 3.04   Effect of Notice of Redemption. . .
. . . .
16
          SECTION 3.05   Deposit of Redemption Price . . . .
. . . .
17
          SECTION 3.06   Securities Redeemed in Part . . . .
. . . .
17
          SECTION 3.07   Optional Redemption . . . . . . . .
. . . .
17
          SECTION 3.08   Mandatory Redemption. . . . . . . .
. . . .
17

ARTICLE 4.     COVENANTS . . . . . . . . . . . . . . . . . .
. . . 18

          SECTION 4.01   Payment of Securities . . . . . . .
. . . .
18
          SECTION 4.02   Maintenance of Office or Agency . .
. . . .
18
          SECTION 4.03   Sale of Assets and Subsidiaries;
Corporate
Existence 19
          SECTION 4.04   Payment of Taxes. . . . . . . . . .
. . . .
19
          SECTION 4.05   Maintenance of Properties . . . . .
. . . .
19
          SECTION 4.06   SEC Reports . . . . . . . . . . . .
. . . .
20
          SECTION 4.07   Compliance Certificate. . . . . . .
. . . .
20
          SECTION 4.08   Limitation on Stock Payments and
Investments
21
          SECTION 4.09   Transactions with Affiliates. . . .
. . . .
21
          SECTION 4.10   Limitation on Additional
Indebtedness and
Liens 21
          SECTION 4.11   Conflicting Agreements. . . . . . .
. . . .
21
          SECTION 4.12   Limitation on Dividends and Certain
Other
Restrictions Affecting Subsidiaries 22
          SECTION 4.13   Waiver of Stay, Extension or Usury
Laws . .
22
          SECTION 4.14   Maintenance of Insurance and
Records,
Compliance with Law 22
          SECTION 4.15   Limitation on Redemption of Certain
Indebtedness 23
          SECTION 4.16   Value of Claims Represented by
Securities .
23
          SECTION 4.17   Notice of Default . . . . . . . . .
. . . .
23
          SECTION 4.18   Investment Company Act of 1940. . .
. . . .
24

ARTICLE 5.     RELEASE OF SUBSIDIARIES . . . . . . . . . . .
. . . 24

          SECTION 5.01   Release of Subsidiary . . . . . . .
. . . .
24

ARTICLE 6.     DEFAULTS AND REMEDIES . . . . . . . . . . . .
. . . 24

          SECTION 6.01   Events of Default . . . . . . . . .
. . . .
24
          SECTION 6.02   Acceleration. . . . . . . . . . . .
. . . .
27
          SECTION 6.03   Other Remedies. . . . . . . . . . .
. . . .
27
          SECTION 6.04   Waiver of Past Defaults . . . . . .
. . . .
28
          SECTION 6.05   Control by Majority . . . . . . . .
. . . .
28
          SECTION 6.06   Limitation on Suits . . . . . . . .
. . . .
28
          SECTION 6.07   Rights of Holders to Receive
Payment. . . .
29
          SECTION 6.08   Collection Suit by Trustee. . . . .
. . . .
29
          SECTION 6.09   Trustee May File Proofs of Claims .
. . . .
29
          SECTION 6.10   Priorities. . . . . . . . . . . . .
. . . .
29
          SECTION 6.11   Undertaking for Costs . . . . . . .
. . . .
30

ARTICLE 7.     TRUSTEE . . . . . . . . . . . . . . . . . . .
. . . 30

          SECTION 7.01   Acceptance of Trusts; Duties of
Trustee . .
30
          SECTION 7.02   Rights of Trustee . . . . . . . . .
. . . .
31
          SECTION 7.03   Individual Rights of Trustee. . . .
. . . .
32
          SECTION 7.04   Trustee's Disclaimer. . . . . . . .
. . . .
32
          SECTION 7.05   Notice of Defaults. . . . . . . . .
. . . .
32
          SECTION 7.06   Reports by Trustee to Holders . . .
. . . .
32
          SECTION 7.07   Compensation and Indemnity. . . . .
. . . .
33
          SECTION 7.08   Replacement of Trustee. . . . . . .
. . . .
33
          SECTION 7.09   Successor Trustee by Merger, etc. .
. . . .
34
          SECTION 7.10   Eligibility; Disqualification . . .
. . . .
34
          SECTION 7.11   Preferential Collection of Claims
Against
Company 35

ARTICLE 8.     DISCHARGE OF INDENTURE. . . . . . . . . . . .
. . . 35

          SECTION 8.01   Termination of Obligor's
Obligations. . . .
35
          SECTION 8.02   Application of Trust Money. . . . .
. . . .
36
          SECTION 8.03   Repayment to Company. . . . . . . .
. . . .
36
          SECTION 8.04   Reinstatement . . . . . . . . . . .
. . . .
36

ARTICLE 9.     AMENDMENTS. . . . . . . . . . . . . . . . . .
. . . 37

          SECTION 9.01   Without Consent of Holders. . . . .
. . . .
37
          SECTION 9.02   With Consent of Holders . . . . . .
. . . .
37
          SECTION 9.03   Compliance with Trust Indenture Act
. . . .
38
          SECTION 9.04   Revocation and Effect of Consents .
. . . .
38
          SECTION 9.05   Notation on or Exchange of
Securities . . .
39
          SECTION 9.06   Trustee Protected . . . . . . . . .
. . . .
39

ARTICLE 10.    SECURITY . . . . . . . . . . . . . . . . . .
. . . 39

          SECTION 10.01  Collateral Agency Agreement, Pledge
Agreement
and Guarantee Agreement 39
          SECTION 10.02  Further Assurances . . . . . . . .
. . . .
40
          SECTION 10.03  Authorization of Actions to be
Taken by the
Trustee Under the Collateral Agency Agreement and the
Guarantee
Agreement 40
          SECTION 10.04  Authorization of Receipt of Funds
by the
Trustee Under the Collateral Agency Agreement and the
Guarantee
Agreement 40
          SECTION 10.05  Termination of Security Interest .
. . . .
41
          SECTION 10.06  Security Documents . . . . . . . .
. . . .
41

ARTICLE 11.    MISCELLANEOUS. . . . . . . . . . . . . . . .
. . . 41

          SECTION 11.01  Trust Indenture Act Controls . . .
. . . .
41
          SECTION 11.02  Notices. . . . . . . . . . . . . .
. . . .
41
          SECTION 11.03  Communication by Holders with Other
Holders
42
          SECTION 11.04  Action by Securityholders. . . . .
. . . .
42
          SECTION 11.05  Proof of Execution of Instruments
and of
Holding of Securities 43
          SECTION 11.06  Revocation of Consents; Future
Holders Bound
43
          SECTION 11.07  Rules by Trustee and Agents. . . .
. . . .
44
          SECTION 11.08  Certificate and Opinion as to
Conditions
Precedent 44
          SECTION 11.09  Statements Required in Certificate
or Opinion
44
          SECTION 11.10  Legal Holidays . . . . . . . . . .
. . . .
45
          SECTION 11.11  No Recourse Against Others . . . .
. . . .
45
          SECTION 11.12  Table of Contents, Headings, etc..
. . . .
45
          SECTION 11.13  Duplicate Originals. . . . . . . .
. . . .
45
          SECTION 11.14  Governing Law. . . . . . . . . . .
. . . .
45
          SECTION 11.15  No Adverse Interpretation of Other
Agreements
46
          SECTION 11.16  Successors . . . . . . . . . . . .
. . . .
46
          SECTION 11.17  Separability . . . . . . . . . . .
. . . .
46

ARTICLE 12.    MEETINGS OF HOLDERS OF SECURITIES. . . . . .
. . . 46

          SECTION 12.01  Purposes of Meetings . . . . . . .
. . . .
46
          SECTION 12.02  Call of Meetings by Trustee. . . .
. . . .
47
          SECTION 12.03  Call of Meetings by Company or
Securityholders 47
          SECTION 12.04  Persons Entitled to Vote at
Meeting. . . .
47
          SECTION 12.05  Regulations for Meeting. . . . . .
. . . .
47

                      CROSS-REFERENCE TABLE
  TIA                                           Indenture
Section                                          Section

310(a)(1). . . . . . . . . . . . . . . . . . . . .
7.10
     (a)(2). . . . . . . . . . . . . . . . . . . . . .
7.10
     (a)(3). . . . . . . . . . . . . . . . . . . . . . Not
Applicable
     (a)(4). . . . . . . . . . . . . . . . . . . . . . Not
Applicable
     (b) . . . . . . . . . . . . . . . . . . . . . . .
7.08; 7.10
     (c) . . . . . . . . . . . . . . . . . . . . . . . Not
Applicable
311(a) . . . . . . . . . . . . . . . . . . . . . .
7.11
     (b) . . . . . . . . . . . . . . . . . . . . . . .
7.11
     (c) . . . . . . . . . . . . . . . . . . . . . . . Not
Applicable
312(a) . . . . . . . . . . . . . . . . . . . . . .
2.05
     (b) . . . . . . . . . . . . . . . . . . . . . . .
11.03
     (c) . . . . . . . . . . . . . . . . . . . . . . .
11.03
313(a) . . . . . . . . . . . . . . . . . . . . . .
7.06
     (b)(1). . . . . . . . . . . . . . . . . . . . . .
7.06
     (b)(2). . . . . . . . . . . . . . . . . . . . . .
7.06
     (c) . . . . . . . . . . . . . . . . . . . . . . .
7.06
     (d) . . . . . . . . . . . . . . . . . . . . . . .
7.06
314(a) . . . . . . . . . . . . . . . . . . . . . .
4.06; 4.07
     (b) . . . . . . . . . . . . . . . . . . . . . . .
10.02
     (c)(1). . . . . . . . . . . . . . . . . . . . . .
11.08
     (c)(2). . . . . . . . . . . . . . . . . . . . . .
11.08
     (c)(3). . . . . . . . . . . . . . . . . . . . . . Not
Applicable
     (d) . . . . . . . . . . . . . . . . . . . . . . .
10.02
     (e) . . . . . . . . . . . . . . . . . . . . . . .
11.09
     (f) . . . . . . . . . . . . . . . . . . . . . . . Not
Applicable
315(a) . . . . . . . . . . . . . . . . . . . . . .
7.01
     (b) . . . . . . . . . . . . . . . . . . . . . . .
7.05
     (c) . . . . . . . . . . . . . . . . . . . . . . .
7.01
     (d) . . . . . . . . . . . . . . . . . . . . . . .
7.01
     (e) . . . . . . . . . . . . . . . . . . . . . . .
6.11
316(a)(last sentence). . . . . . . . . . . . . . .
2.09
     (a)(1)(A) . . . . . . . . . . . . . . . . . . . .
6.05
     (a)(1)(B) . . . . . . . . . . . . . . . . . . . .
6.04
     (a)(2). . . . . . . . . . . . . . . . . . . . . . Not
Applicable
     (b) . . . . . . . . . . . . . . . . . . . . . . .
6.07
317(a)(1). . . . . . . . . . . . . . . . . . . . .
6.08
     (a)(2). . . . . . . . . . . . . . . . . . . . . .
6.09
     (b) . . . . . . . . . . . . . . . . . . . . . . .
2.04
318(a) . . . . . . . . . . . . . . . . . . . . . .
11.01
_______________________
This cross-reference tables does not constitute a part of the
Indenture.
          INDENTURE dated as of March 29, 1994 between ROSEBUD
HOLDINGS, INC., a Delaware corporation (the "Company"), and the
Subsidiaries of the Company who are signatories to this Indenture, and
CHEMICAL BANK, a New York banking corporation (the
"Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the
Company's 10% Asset Proceeds Notes due 1997 (the
"Securities").


                           ARTICLE 1.

           DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01   Definitions.

          "Actual Knowledge" has the meaning assigned to such term in
Section 6.01 hereof.

          "Affiliate" means any Person directly or indirectly controlling or controlled by or under common control with the Company;
provided, however, that the term Affiliate shall not include any wholly-owned Subsidiary of the Company. For this purpose, "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means any Registrar, Paying Agent,
Collateral Agent
or Co-Registrar.

          "Bankruptcy Law" has the meaning assigned to such term in
Section 6.01 hereof.

          "Board of Directors" means the Board of Directors of the
Company or any committee of the Board authorized to act for it hereunder.

          "Business Day" has the meaning assigned to such term in
Section 11.10 hereof.

          "Capital Lease" means, at the time any
determination thereof
is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles.

          "Capital Stock" means any stock of any class of a corporation.

          "Cash Collateral Account" has the meaning assigned to the term "Collateral Account" in the Collateral Agency
Agreement.

          "Collateral Agency Agreement" means the Security,
Pledge and
Collateral Agency Agreement of even date with this Indenture between the Company and its Subsidiaries and Chemical Bank, as the Collateral
Agent thereunder, as the same may be amended, amended and restated, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Collateral Agent" means the party named as such in the
Collateral Agency Agreement until a successor replaces it, and thereafter means the successor.

          "Common Stock" means the common stock, par value
$1.00 per
share, of the Company or any security into which the common stock may be converted.

          "Company" means the party named as such above.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 or such other address as the Trustee may give notice of to the Company.

          "Custodian" has the meaning assigned to such term in Section
6.01 hereof.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Effective Date" means April 14, 1994.

          "Event of Default" has the meaning assigned to such term in
Section 6.01 hereof.

          "Exchange Act" means the Securities Exchange Act of 1934,
as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Existing Agreements" means the Management
Services
Agreement; the Trademark License Agreement of even date herewith between the Guarantor and Nazareth Cement Corporation, a Delaware corporation and Subsidiary; all agreements between the Guarantor and one or more of the Company and the Subsidiaries relating, among other things, to the transfer of assets and liabilities (or the rights to and obligations under the Litigations) to the Company and the
Subsidiaries; and any partnership and related agreements relating to the Affiliates of the Company which are partnerships or joint ventures, including, without limitation, the RMC Settlement
Agreement,
in each case as in effect on the Effective Date.

          "Extraordinary Event" means each Sale of Assets, any payment received by the Company or its Subsidiaries in respect of the
Litigation Agreement, any payments received by the Company or the
Subsidiaries in respect of the Riedel Note, any payment received in respect of casualty insurance covering the Pledged
Collateral to the
extent not applied to the repair or replacement thereof and any payment received in respect of a taking or condemnation of assets or properties.

          "Guarantee Agreement" means the Guarantee
Agreement of the
Guarantor of even date with this Indenture and attached hereto as
Exhibit A and incorporated in and a part of this Indenture where specified, as the same may be amended, amended and restated, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Guarantee Payment" has the meaning assigned to such term in Section 2.13 hereof.

          "Guarantor" means Lone Star Industries, Inc., until a successor replaces it pursuant to the applicable provision of the
Guarantee Agreement, and thereafter means such successor.

          "Guarantor Obligations" has the meaning assigned to such term in the Guarantee Agreement.

          "Holder" or "Securityholder" means a Person in whose name a Security is registered on the Registrar's books.

          "Indebtedness" means, with respect to any Person and without duplication any liability, whether or not contingent, (i) in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property acquired or services rendered
(including without limitation pursuant to Purchase Money Indebtedness or Capital Leases), except any such balance that constitutes a payable arising in the ordinary course of business, (ii) under any agreement related to the fixing of interest rates on any Indebtedness, such as an interest rate swap, cap or collar agreement if and to the extent the same would constitute a liability on the balance sheet of such
Person prepared in accordance with generally accepted accounting principles, or (iii) in respect of letters of credit issued at the request of such Person, and shall also include, to the extent not otherwise included, all Indebtedness of any other Person for which such Person is or could become liable or which is secured by a Lien on an asset of such Person, whether or not such Indebtedness is assumed by such Person, and the guaranty of any of the foregoing items.

          "Indenture" means this Indenture and, where specified, the
Guarantee Agreement, each as amended, amended and restated, modified or supplemented from time to time in accordance with the terms hereof
(or, in the case of the Guarantee Agreement, in accordance with the terms thereof).

          "Investment" means, other than in the ordinary course of business, providing any cash or assets to, or extending credit to, becoming liable in respect of or otherwise providing for payment of any Indebtedness of, any Person other than the Company or a wholly-owned Subsidiary, whether or not in exchange for securities of any Person or other consideration.

          "Legal Holiday" has the meaning assigned to such term in
Section 11.10 hereof.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any capitalized lease in the nature thereof, and any filing of or agreement to give any financing statement under the
Uniform Commercial Code or equivalent statutes of any jurisdiction, other than an information filing), but does not include, in the case of the Company, the lien granted to the Trustee under
Section 7.07
hereof.

          "Litigation Agreement" shall mean the agreement of even date herewith between the Company or its designee and the Guarantor and certain of the Guarantor's Subsidiaries relating to the Litigations as in effect on the date hereof.

          "Litigations" shall mean the following:  (i) Lone
Star
Industries, Inc. v. Compania Naviera Perez Companc;
S.A.C.F.I.M.F.A.,
et al., Case No. 93CIV.5480 (VLB) (United States District
Court,
Southern District of New York); (ii) any and all actions which have been or may be commenced by the Debtors to avoid and recover transfers of property pursuant to Sections 544, 547, 548 and 550 of the
Bankruptcy Code including, without limitation, the following: (a) Lone
Star Industries, Inc. v. Aid Association for the Lutherans, et al.;
Ad. Pro. No. 92-5443A (United States Bankruptcy Court,
Southern
District of New York); (b) Lone Star Industries, Inc. v. The
Minnesota
Mutual Life Insurance Co., et al., Ad. Pro. No. 92-5444A
(United
States Bankruptcy Court, Southern District of New York); (c)
Lone Star
Industries, Inc. v. Farmers Group, Inc., et al., Ad. Pro.
No. 92-5445A
(United States Bankruptcy Court, Southern District of New
York); (d)
Lone Star Industries, Inc. v. Morgan Guaranty Trust Company of New
York, et al., Ad. Pro. No. 92-5446A (United States
Bankruptcy Court,
Southern District of New York); (e) Lone Star Industries,
Inc. v. The
Prudential Insurance Company of America, Ad. Pro. No. 92-
5447A (United
States Bankruptcy Court, Southern District of New York); and
(f) Lone
Star Industries, Inc. v. Tom G. Guennewig, Ad. Pro. No. 93-
5201A
(United States Bankruptcy Court, Southern District of New
York); (iii)
Lone Star Industries, Inc., et al. v. Lafarge Corp., et al.,
Case No.
93-1505(L) and Lafarge Corp., et al. v. Lone Star Industries, Inc., et al., Case No. 93-1506 (XAP) (United States Court of Appeals for the
Fourth Circuit); (iv) Lone Star Industries, Inc. v. Liberty
Mutual
Insurance Company, et al., Civil Action No. 89C-SE-187
(Superior
Court, State of Delaware); and (v) Lone Star Industries,
Inc. v.
Arthur A. Riedel and United States National Bank of Oregon,
Case No.
93-2-27991-4 (Superior Court, County of King, State of
Washington).

          "Lone Star California" means Lone Star California,
Inc., a
Delaware corporation and Subsidiary.

          "Management Services Agreement" means the management services and asset disposition agreement of even date herewith between the Guarantor and the Company and the Subsidiaries in effect on the
Effective Date and any replacement or modification thereto so long as such replacement or modification is not materially less favorable to the Holders or the Company than the Management Services Agreement as in effect in the Effective Date.

          "Maturity Date" of the Securities means July 31,
1997.

          "Net Proceeds" with respect to any Extraordinary Event, means the cash received by the Company or any of its Subsidiaries from such Extraordinary Event after (i) provision for all income or other taxes measured by or resulting from such Extraordinary Event or the transfer of the proceeds thereof to the Company that are payable by the Company or any of its Subsidiaries (as reasonably and in good faith estimated by the Chief Financial Officer of the Company) including, without limitation, any taxes to be paid by the Company or such Subsidiary pursuant to the Management Services Agreement, (ii) payment of all brokerage commissions, legal and accounting fees and expenses and other fees and expenses related to such Extraordinary
Event, (iii) deduction of any amounts required to discharge any
Permitted Liens senior to Liens in favor of the Trustee and the
Holders under the Collateral Agency Agreement on any assets sold, leased or otherwise conveyed, and (iv) deduction of any amounts required to be paid to the Guarantor in respect of advances to or for the benefit of the Company in accordance with the Management Services
Agreement, (v) deduction of appropriate amounts provided by the
Company or its Subsidiaries as a reserve on its regularly prepared balance sheets (or the notes thereto), in accordance with generally accepted accounting principles consistently applied (including, without limitation, subject to the next succeeding sentence, all amounts escrowed, pledged or otherwise set aside to assume payment of such liabilities), against the following liabilities associated with the assets, properties, notes or litigation which are the subject of the Extraordinary Event and retained by the Company or its
Subsidiaries: (x) pension and other employment and postemployment benefit liabilities (other than payroll), liabilities related to environmental matters and related indemnification obligations provided all such deductions in this clause (x) (after subtracting therefrom any subsequent inclusion in Net Proceeds of amounts pursuant to clause
(B) of the next succeeding sentence) do not in the aggregate exceed
$7,000,000, and (y) payroll and trade payables and indemnification obligations in respect of items other than those included in clause
(x), and (vi) in the case of proceeds of the Litigations, any amounts required to be paid to insurance companies in respect of subrogation or similar claims. Net Proceeds shall include (A) when received in cash, any Net Proceeds from an Extraordinary Event of any non-cash proceeds received by the Company or any of its Subsidiaries from an
Extraordinary Event and (B) when received in cash, any Net Proceeds released from escrow, pledge or other set aside pursuant to the contract, settlement or other instrument or document governing such aspect of the Extraordinary Event and amounts no longer reserved under generally accepted accounting principles as described in clause (v) of the immediately preceding sentence.

          "Obligor" means, jointly and severally, the Company and each of its Subsidiaries whether existing on the date hereof or created or acquired hereafter.

          "Officer" means the Chairman of the Board, the President, any Senior Vice-President, Executive Vice-President or any other
Vice-President, the Treasurer or the Secretary of the Company or the
Guarantor, as the case may be.

          "Officers' Certificate" means a certificate signed by any two Officers of the Company or the Guarantor, as the case may be.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel for the Company, the Trustee or other counsel.

          "Paying Agent" has the meaning assigned to such term in
Section 2.03 hereof.

          "Payment Notes" has the meaning assigned to such term in the
Guarantee Agreement.

          "Permitted Indebtedness" means Indebtedness deemed by the
Board of Directors to be appropriate to maintain the assets, business and operations of the Company and the Subsidiaries pending sale of the following types: (i) Indebtedness to the Guarantor arising under the
Management Services Agreement; (ii) Purchase Money
Indebtedness; (iii)
Indebtedness of wholly-owned Subsidiaries of the Company to the
Company or other wholly-owned Subsidiaries of the Company;
(iv)
Capital Leases; and (v) letters of credit in the ordinary course of business in the aggregate amount outstanding at any time not to exceed
$1 million.

          "Permitted Liens" means (i) Liens securing the Securities and the obligations of the Company hereunder; (ii) Liens existing on the Effective Date or thereafter created to replace such Liens to the extent they secure the same obligations and are in property having an aggregate value no greater than the property subject to the replaced
Liens; (iii) Liens in favor of the Trustee or the Collateral Agent on all property and funds held or collected by the Trustee or the
Collateral Agent as security for the performance by the Company of its obligations of payment to, and reimbursement and indemnification of, the Trustee and the Collateral Agent for their services under the
Indenture and the Collateral Agency Agreement, respectively;
(iv)
Liens for taxes or assessments and similar charges, or imposed in connection with litigation or asserted claims, either not delinquent or contested in good faith by appropriate proceedings and as to which the Company or a Subsidiary thereof shall have set aside on its books such reserves as it deems adequate (provided such reserves shall be in accordance with generally accepted accounting principles); (v)
Liens incurred, or pledges and deposits made, in connection with workers' compensation, unemployment insurance and other social security benefits, or securing the performance of leases, statutory obligations, progress payments, surety and appeal bonds and other obligations of like nature, but only to the extent any of the foregoing are incurred in good faith in the ordinary course of business; (vi) Liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's and vendors' Liens, incurred in good faith in the ordinary course of business (other than those arising in respect of amounts past due unless being contested by appropriate proceedings as to which the Company or a Subsidiary shall have set aside on its books such reserves as it deems adequate (provided such reserves shall be in accordance with generally accepted accounting principles)); (vii) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or irregularities of title incident thereto that do not in the aggregate materially detract from the value of the property or assets of the
Company or any of its Subsidiaries, as the case may be, or materially impair the use of such property in the operation of the Company's or any Subsidiary's business; (viii) Liens created by Subsidiaries of the
Company to secure Permitted Indebtedness of such Subsidiaries to the
Company or to wholly-owned Subsidiaries thereof; (ix) Liens on assets acquired in connection with the incurrence of Purchase Money Indebtedness in accordance with the definition thereof; and
(x)
Capital Leases.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

          "Plan of Reorganization" means the Company's
Modified
Amended Consolidated Plan of Reorganization, as amended, modified or supplemented from time to time prior to the Effective Date.

          "Pledge Agreement" means the pledge agreement of even date herein executed and delivered by the Guarantor in accordance with the
Guarantee Agreement.

          "Pledged Collateral" shall have the meaning assigned to such term in the Collateral Agency Agreement.

          "principal" of a debt security means the principal of such security plus the then applicable premium, if any, on such security and less the amount, if any, of any unamortized original issue discount.

          "Purchase Money Indebtedness" means any
Indebtedness
incurred by the Company or any of its Subsidiaries in connection with the acquisition by the Company or such Subsidiary, after the Effective
Date, of equipment or other fixed assets, including Indebtedness incurred to finance, refinance or refund the cost (including the cost of construction) of such assets; provided that (i) the principal amount of such Indebtedness does not exceed 75 percent of the fair market value of the assets being acquired or the cost of construction paid by or charged to the Company or such Subsidiary and
(ii) such
Indebtedness shall not be secured by any assets of the Company or any
Subsidiary of the Company other than the assets with respect to which such Indebtedness is incurred.

          "Receivables" means all "accounts", all "chattel paper", all
"instruments" evidencing "accounts" and all proceeds thereof, as each such term is defined in the Uniform Commercial Code as in effect in the State of New York on the Effective Date.

          "Redemption Price" has the meaning assigned to such term in
Section 3.03 hereof.

          "Registrar" has the meaning assigned to such term in Section
2.03 hereof.

          "Riedel Note" means a Promissory Note dated April
7, 1987
executed by Arthur Riedel in favor of the Guarantor and subsequently assigned to a Subsidiary of the Company.

          "RMC LONESTAR" means RMC LONESTAR, a California general partnership.

          "RMC Settlement Agreement" means the agreement relating to
RMC LONESTAR, dated April 8, 1994, to which the Company,
Lone Star
California and the Guarantor are parties as in effect on the Effective
Date.

          "Sale of Assets" means any sale, lease or other conveyance of assets (including by way of merger or consolidation or pursuant to a sale-and-leaseback transaction) of the Company or any of its
Subsidiaries (including the Capital Stock of any Subsidiary of the
Company but excluding the Capital Stock of the Company), as the case may be; provided, however, that the term "Sale of Assets" shall not include (i) any sale of inventory in the ordinary course of business or (ii) any sales of assets in the ordinary course, other than inventory, to the extent that the aggregate amount received from such sales in any fiscal year or portion thereof after the Effective Date does not exceed $100,000; and (iii) any sale, lease, conveyance or other disposition of assets among or between the Company and one of its wholly-owned Subsidiaries or among or between such wholly-owned
Subsidiaries, including, without limitation, the merger of any such
Subsidiary with and into the Company or any other wholly-owned
Subsidiary of the Company.

          "SEC" means the Securities and Exchange
Commission.

          "Securities" has the meaning assigned thereto in the second paragraph of this Indenture.

          "Subsidiary" shall mean any Person more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock or partnership interests or any other equity interest which ordinarily has voting power for the election of directors or, if the Person is not a corporation, voting power to direct the management of such Person, whether at all times or only so long as no senior class of stock or equity has such voting power by reason of any contingency.

          "TIA" means the Trust Indenture Act of 1939 (15
U.S. Cod
77aaa-77bbbb), as amended and as in effect on the date of the execution and delivery of this Indenture, except as provided in
Section 9.03.

          "Trustee" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

          "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United
States of America for the timely payment of which the full faith and credit of the United States of America is pledged.

SECTION 1.02   Incorporation by Reference of Trust Indenture
Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this
Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Securities.

          "indenture security holder" means a
Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the
Trustee.

          "obligor" on the indenture securities means the Guarantor and the Obligor.

          All other terms used in this Indenture that are not otherwise defined herein and are defined by the TIA, are defined by
TIA reference to another statute, or are defined by SEC rule under the
TIA have the meanings so assigned to them.

SECTION 1.03   Rules of Construction.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural and in the plural include the singular except where the context manifestly otherwise requires;

          (5) provisions apply to successive events and transactions;

          (6) "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular
Article,
Section or other subdivision;

          (7) references to Sections or Articles herein, unless otherwise expressly specified, refer to Sections or Articles hereof;

          (8) references herein to any action, transaction, condition or circumstance permitted under a Section shall be deemed to refer to actions, transactions, conditions or circumstances not prohibited by the provisions of such Section; and

          (9) each covenant in Article 4 hereof shall be effective from and after the Effective Date.


                           ARTICLE 2.

                         THE SECURITIES

SECTION 2.01   Form and Dating.

          The Securities, the notation thereon relating to the
Guarantee Agreement and the Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit B, which is incorporated in and forms a part of this Indenture. The
Securities
may have such notations, legends or endorsements as are required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

SECTION 2.02   Execution and Authentication.

          Two Officers shall sign the Securities for the Obligor by manual or facsimile signature. The Obligor's seal shall be reproduced on the Securities. An Officer of the Guarantor shall sign the notation on the Securities relating to the Guarantee
Agreement by
manual or facsimile signature.

          If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the
Security shall nevertheless be valid.

          A Security shall not be valid until authenticated by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated by the
Trustee under this Indenture.

          The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $138,118,000 upon a written order of the Obligor signed by two Officers or by an Officer and an
Assistant Treasurer or Assistant Secretary of the Obligor. Such order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.
The Trustee shall thereafter, from time to time, authenticate additional Securities for issuance pursuant to Section 4.01 upon a written order of the Obligor signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Obligor specifying the amount of Securities to be authenticated and the date on which such later issue of Securities is to be authenticated. The aggregate principal amount of Securities issued pursuant to the two immediately preceding sentences may not exceed $192,804,000 except as provided in Section 2.07.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the
Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, the
Guarantor, each Signing Subsidiary and any Affiliate.

          The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof; provided, however, any Securities issuable pursuant to Section 4.01 may be issuable in denominations of $100 and integral multiples thereof.

SECTION 2.03   Registrar and Paying Agent.

          The Company shall maintain in the Borough of Manhattan, The
City of New York, an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar"), and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The
Company may appoint or change one or more co-registrars and one or more additional paying agents without notice, and may act in any such capacity on its own behalf provided that if the Trustee is acting as registrar or paying agent, the Company shall give the Trustee at least five Business Days prior written notice of such change. The term
"Paying Agent" includes any additional paying agent.

          The Company and each Signing Subsidiary shall enter into an appropriate agency agreement with any Agent not a party to this
Indenture. The agreement shall implement the provisions of this
Indenture that relate to such Agent. The Company shall notify the
Trustee of the name and address of any Agent not a party to this
Indenture. If the Company fails to maintain a Registrar or Paying
Agent, the Trustee may act as such.

          The Company initially appoints the Trustee as Registrar and
Paying Agent.

SECTION 2.04   Paying Agent to Hold Money in Trust.

          Each Paying Agent shall hold in trust for the benefit of the
Securityholders or the Trustee all moneys held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Company, any Signing Subsidiary or the Guarantor), and shall notify the Trustee and the Guarantor of any default by the Company or any Subsidiary in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The
Company may at any time require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, none of the
Company, the Signing Subsidiaries, the Guarantor nor the Paying Agent shall have any further liability to any Securityholder or to the
Trustee for the money paid over. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

SECTION 2.05   Securityholder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the
Registrar, the Company shall furnish to the Trustee not later than 15 days after each record date a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of
Securityholders and at such other times as the Trustee may request in writing, within 30 days after such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

SECTION olid   Transfer and Exchange.

          When Securities are presented to the Registrar or Co-Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company and the Registrar, duly executed by the registered owner or by his or her attorney duly authorized in writing, the Registrar shall register the transfer or make the exchange. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities (accompanied by notations relating to the Guarantee Agreement duly endorsed by the Guarantor) at the Registrar's request. The Company or the Trustee, as the case may be, shall not be required (i) to issue, authenticate, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for redemption under Section
3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

          No service charge shall be made for any
registration of
transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 2.10, 3.06 or 9.05 not involving any transfer.

          Anything in this Indenture to the contrary notwithstanding, but subject to the payment of interest to the Holders of the Securities on the applicable record date, the parties hereto and any agent thereof shall deem and treat the Holder of any Securities, prior to due presentment thereof for registration of transfer, as the absolute owner of such Securities for all purposes (whether or not the
Securities shall be overdue and notwithstanding any notation of ownership or other writing thereon) and neither the Company, the
Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

SECTION 2.07   Replacement Securities.

          If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Obligor shall execute and issue and, upon a written order of the Obligor signed by two Officers or by an Officer and an Assistant Treasurer or Assistant
Secretary of the Obligor, the Trustee shall authenticate (accompanied by a notation relating to the Guarantee Agreement duly endorsed by the
Guarantor) and deliver a replacement Security if their respective reasonable requirements as well as the requirements of applicable law are met and, in the case of a mutilated Security, such mutilated
Security is surrendered to the Trustee. If required by the Trustee, the Guarantor or the Company, an indemnity bond must be furnished by such Holder in an amount sufficient in the judgment of the Trustee or the Company, as the case may be, to indemnify and protect the Company, the Guarantor, the Trustee and any other Agent and hold them harmless from any loss which any of them may suffer if a Security is replaced.
The Company or the Trustee may charge for its reasonable expenses in replacing a Security.

          If any mutilated, destroyed or wrongfully taken
Security has
become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security when due.

          Every replacement Security is an additional obligation of the Obligor.

SECTION 2.08   Outstanding Securities.

          Securities outstanding at any time are all the Securities authenticated by the Trustee except those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding solely because the Company, the Guarantor or one of their Subsidiaries or Affiliates is a Holder of the Security.

          If a Security is replaced pursuant to Section
2.07, it
ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced
Security is
held by a bona fide purchaser.

          If the Paying Agent (if other than the Company) or the
Trustee holds on a redemption date or Maturity Date money sufficient to pay the principal of, and accrued interest on, the Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and interest on them shall cease to accrue.

SECTION 2.09   Securities Held by the Company or an
Affiliate.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, request, waiver or consent under this Indenture, Securities owned by the Company or the Guarantor or any Subsidiary or Affiliate of the Company or the
Guarantor shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, request, waiver or consent, only Securities which the
Trustee knows are so owned shall be so disregarded.

SECTION 2.10   Temporary Securities.

          Until definitive Securities are ready for delivery, the
Company may prepare and execute and the Trustee shall authenticate
(accompanied by a notation relating to the Guarantee Agreement duly endorsed by the Guarantor) and deliver temporary Securities. Temporary Securities shall be substantially in the form of definitive
Securities, but may have such variations as the Company considers appropriate for temporary Securities. The Company shall prepare and execute and the Trustee shall authenticate and deliver definitive
Securities (accompanied by a notation relating to the Guarantee
Agreement duly endorsed by the Guarantor) in exchange for temporary
Securities without unreasonable delay.

SECTION 2.11   Cancellation.

          The Company may at any time deliver Securities to the
Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall destroy canceled Securities and deliver a certificate of any such destruction to the
Company. The Company may not issue new Securities to replace
Securities that it has paid or delivered to the Trustee for cancellation.

SECTION 2.12   Defaulted Interest.

          If and to the extent the Obligor defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner. It may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date.
The Company
shall fix such record date and payment date. At least 15 days before the record date, the Company shall mail to Securityholders, with a copy to the Trustee, a notice that states the record date, payment date and amount of interest to be paid.

SECTION 2.13   Deemed Repayments.

          If the Guarantor is required to make any payment of
Guarantor Obligations, and actually makes such payment to the Trustee whether in cash, Payment Notes or a combination thereof (all such payments, in the aggregate, "Guarantee Payments"), the Trustee shall thereupon immediately (and without the need for any notice or action on the part of any Person) be deemed to have collected the amount of the Guarantee Payments in respect of Securities under
Article 6
hereof, to be applied in accordance with Section 6.10. In computing any such deemed collection, each Payment Note issued by the Guarantor shall be deemed to have a value equal to the principal amount thereof.


                           ARTICLE 3.

                           REDEMPTION

SECTION 3.01   Notices to Trustee.

          If the Obligor elects to redeem Securities pursuant to
Section 3.07 or is required to redeem Securities pursuant to Section
3.08, it shall notify the Guarantor and the Trustee, by means of an
Officers' Certificate at least 60 days prior to the redemption date
(unless a shorter notice period shall be satisfactory to the Trustee), of the redemption date and the principal amount of Securities to be redeemed.

SECTION 3.02   Selection of Securities to be Redeemed.

          If less than all the Securities are to be redeemed, the
Trustee shall select the Securities to be redeemed on a pro rata basis, by lot or such other method as the Trustee shall deem fair and equitable. The Trustee shall make the selection from Securities outstanding and not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. The Securities and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000. The provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. For purposes of any such selection the Obligor will, upon request of the Trustee, close for a period of 15 days preceding the mailing of any notice of redemption the registry books of the Obligor with respect to the Securities. If the Obligor shall so direct,
Securities registered in the name of the Obligor or Affiliate of the
Obligor shall not be included in the Securities selected for redemption.

SECTION 3.03   Notice of Redemption.

          At least 30 days but not more than 60 days before a redemption date, the Obligor shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed.

          The notice shall identify the Securities and the principal amount thereof to be redeemed (if less than all of the Securities are to be redeemed) and shall state:

          (1)  the redemption date;

          (2) that the Securities will be redeemed at a price equal to the principal amount to be redeemed plus accrued and unpaid interest to the date of redemption (the "Redemption Price");

          (3) and the amount of accrued interest to be paid on the
Securities as a part of the Redemption Price;

          (4)  the name and address of the Paying Agent;

          (5) the provisions of the Securities and this Indenture pursuant to which the Securities are to be redeemed;

          (6) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption
Price;

          (7)  that interest on Securities called for
redemption
ceases to accrue on and after the redemption date unless the Company shall default in the payment of the Redemption Price; and

          (8)  the CUSIP number of the Securities.

          At the Obligor's request, the Trustee shall give the notice of redemption in the Obligor's name and at the Obligor's expense.

SECTION 3.04   Effect of Notice of Redemption.

          Once a notice of redemption is mailed in accordance with the provisions hereof, the Securities called for redemption become due and payable on the redemption date at the Redemption Price and, on and after such redemption date (unless the Obligor shall default in the payment of the Redemption Price on the date fixed for redemption), such Securities shall cease to bear interest and such Securities shall be deemed not to be outstanding hereunder and shall not be entitled to any benefits hereunder, except to receive payment of the Redemption
Price. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price.

SECTION 3.05   Deposit of Redemption Price.

          On or before the Business Day immediately preceding the redemption date, the Obligor shall deposit with the Paying
Agent money
in funds immediately available at the opening of business on the redemption date sufficient to pay the Redemption Price of all
Securities to be redeemed on that date.

SECTION 3.06   Securities Redeemed in Part.

          Upon surrender of a Security that is redeemed in part, the
Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07   Optional Redemption.

          The Securities may be redeemed at the option of the Obligor in whole at any time or in part from time to time at the Redemption
Price.

SECTION 3.08   Mandatory Redemption.

          Within two Business Days after receipt of Net Proceeds by the Obligor, it shall deposit all Net Proceeds received in the Cash
Collateral Account; provided, however, prior to making a deposit of
Net Proceeds, (i) the Obligor shall set aside out of such Net Proceeds cash reserves sufficient to cause the Obligor to have at least $5 million of cash; and in addition (ii) if approved by the Board of
Directors of the Company by resolution made in good faith, the Obligor may retain (a) the amount specified in such resolution up to an aggregate $5 million of such Net Proceeds, in order to meet the anticipated working capital needs of the Obligor for the one-year period commencing on the first day following the consummation of the
Extraordinary Event in respect of which such deposit is made and (b) up to $1 million of any payment received in respect of casualty insurance covering the Pledged Collateral to replace the Pledged
Collateral in respect of which such insurance payment is received.
Within 20 days after such deposit, the Obligor shall provide to the
Trustee an Officers' Certificate setting forth (a) a calculation of the Net Proceeds received by the Obligor, (b) a calculation of any amount set aside for working capital in accordance with clause (i) above, (c) a copy of any Board Resolution passed in accordance with clause (ii) above, and (d) a calculation of the amount being deposited in the Cash Collateral Account. If at any time there is at least $5 million in the Cash Collateral Account, all money in the Cash
Collateral Account shall be paid over to the Trustee and used, upon receipt of the Officers' Certificate delivered pursuant to Section
3.01, by the Trustee to redeem Securities at the Redemption
Price.

                           ARTICLE 4.

                            COVENANTS

SECTION 4.01   Payment of Securities.

          The Obligor shall pay the principal of and interest on the
Securities on the dates and in the manner provided in the Securities and this Indenture. Principal and interest shall be considered paid on the date due if the Paying Agent (if other than the Company) holds on that date money sufficient to pay all principal and interest then due. The Obligor shall pay interest on overdue principal at the rate specified in the Securities. At the Company's election evidenced by an Officers' Certificate delivered at least 30 days prior to the interest payment date, in lieu of providing for a cash payment on any interest payment date prior to the Maturity Date, the Obligor may pay all or any portion of the interest due on any such interest payment date by authorizing the Trustee by written order pursuant to Section
2.02 hereof to authenticate and deliver as an interest payment additional Securities in an aggregate principal amount equal to the amount of such interest payment or the portion thereof not paid in cash. The Trustee shall distribute such Securities authorized in lieu of cash to Holders pro rata. Any portion of interest payable to a
Holder which, but for the provisions of Section 2.02 relating to authorized denominations would otherwise be payable in additional
Securities, shall be payable in cash.

SECTION 4.02   Maintenance of Office or Agency.

          The Company will maintain in the Borough of Manhattan, The
City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust
Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust
Office of
the Trustee as an agency of the Company in accordance with Section
2.03.

SECTION 4.03   Sale of Assets and Subsidiaries; Corporate
Existence.

          (a)  The Company shall use all reasonable
commercial efforts
to cause, and shall conduct the business of the Company and its
Subsidiaries in a manner calculated to cause, its assets and the assets and/or capital stock of its Subsidiaries expeditiously to be sold at the best obtainable prices to produce Net Proceeds to be applied to redemption and repayment of the Securities timed in a manner calculated to repay the Securities in full in cash on or before the Maturity Date.

          (b) The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and, pending its sale or liquidation, the corporate existence of each Subsidiary of the Company; provided, however, that the Company shall not be required to cause its Subsidiaries to preserve their corporate existence if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and if the loss thereof is not disadvantageous in any material respect to the Holders. The Company shall not consolidate or merge with or into any Person. The Subsidiaries that have executed this Indenture are the only Subsidiaries of the Company on the date hereof. If at any time hereafter the Company shall create or acquire a Subsidiary it shall, within two Business Days thereafter, cause such Subsidiary,
(i) by supplemental indenture, to become obligated under this
Indenture and the Securities jointly and severally with, and to be included in the definition of, the Obligor and (ii) by supplemental agreement, to become obligated under the Collateral Agency Agreement, and all documents, instruments and other writings required thereby, as if it were a party thereto as a Subsidiary of the Company on the date hereof.

SECTION 4.04   Payment of Taxes.

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon the
Company or any Subsidiary of the Company, or any of their properties, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a material Lien upon the property of the Company or any Subsidiary of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which it has set aside on its books such reserves as it deems adequate and are in accordance with generally accepted accounting principles.

SECTION 4.05   Maintenance of Properties.

          Pending sale, the Company will cause the material properties owned by the Company or any Subsidiary of the Company for use in the conduct of its business or the business of any such Subsidiary to be maintained and kept in good condition, repair and working order
(subject to ordinary wear and tear) and will cause to be made all necessary repairs thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance or repair of any such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary or in connection with the sale of any of its assets or assets of any
Subsidiary and not disadvantageous in any material respect to the
Holders.

SECTION 4.06   SEC Reports.

          At such times as the Obligor may be required to file reports and other information with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, the Obligor shall deliver to the Trustee, within 15 days after the Obligor files with the SEC copies of its annual and quarterly reports and other information, documents and reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) copies of such documents which it is required to file pursuant to such Sections. The Obligor will mail copies of its annual reports and quarterly reports as filed with the
SEC, other than exhibits to any such report unless such exhibits are themselves incorporated by reference in such report, to any Securityholder upon request. If the Obligor is not subject or shall cease to be subject to the requirements of Section 13 or 15(d) of the
Exchange Act, the Company shall commencing on January 1, 1995 deliver to the Trustee and to each Securityholder, within 15 days after the date by which it would have been required to make such a filing with the SEC, an audited consolidated balance sheet and annual financial statements for the prior year or portion thereof after the Effective
Date prepared in accordance with generally accepted accounting principles and unaudited condensed quarterly financial statements, including any notes thereto (but not including any Management's
Discussion and Analysis of Financial Condition and Results of
Operations or other materials), each comparable (except with respect to periods covered) to that which the Company would have been required to include in such annual reports, information, documents or other reports if the Company were then subject to the requirements of
Section 13 or 15(d) of the Exchange Act. The Obligor also shall comply with any other applicable provisions of TIA 314(a).

SECTION 4.07   Compliance Certificate.

          The Obligor shall deliver to the Trustee within 120 days after the end of each fiscal year of such Person, and within 60 days after the end of each of the first three fiscal quarters of such
Person, an Officers' Certificate signed by such Person's principal financial officer, principal accounting officer or principal executive officer stating, after a review of the activities of the Company during such period and of the Company's performance under this
Indenture, whether or not, to the best knowledge of the signer thereof based on such review, there has been any Default or Event of Default by the Company in performing any of its Obligations under this
Indenture or the Securities. If the signer does know of any such
Default or Event of Default, the certificate shall describe the
Default or Event of Default and its status. The Obligor will furnish all other opinions, certificates and other writings required by the
TIA to the extent applicable including, without limitation, the opinions required under Section 314(b)(2) thereof.

SECTION 4.08   Limitation on Stock Payments and Investments.

          (a) The Company will not declare any dividends on any
Capital Stock of the Company or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof.

          (b) The Company will not, and will not permit any of its
Subsidiaries to, directly or indirectly, make any Investment on or after the Effective Date; provided, however, that, if approved by resolution of the Board of Directors of the Company (i) up to 20% of the fair market value (as determined in such resolution) of the consideration received in connection with any Extraordinary Event or series of related Extraordinary Events may be non-cash consideration, including without limitation securities (valued as determined in such resolution); and (ii) Investments may be made to the extent required pursuant to any Existing Agreement.

SECTION 4.09   Transactions with Affiliates.

          The Company will not, and will not permit any of its
Subsidiaries to, directly or indirectly (i) sell, lease, exchange, swap, transfer or otherwise dispose of any amount of their respective properties, assets or securities to, (ii) purchase or lease any property, assets or securities from, (iii) make any Investment in, or
(iv) enter into any contract or agreement with or for the benefit of, an Affiliate other than the Company or a Signing Subsidiary except for transactions required by the Existing Agreements and except for any registration rights agreement with respect to any securities issued by the Company pursuant to the Plan of Reorganization.

SECTION 4.10   Limitation on Additional Indebtedness and
Liens.

          (a) The Company will not, and will not permit any of its
Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness other than Permitted
Indebtedness.

          (b) The Company will not, and will not permit any of its
Subsidiaries to, create, incur, assume or suffer to exist any Lien on any asset owned by the Company or any of its Subsidiaries except
Permitted Liens.

SECTION 4.11   Conflicting Agreements.

          The Company will not, and will not permit any of its
Subsidiaries to, enter into any agreement or execute any instrument
(other than, in the case of clause (C) below, agreements and instruments relating to Capital Leases or to Purchase Money Indebtedness) that by its terms expressly prohibits or otherwise would have the effect of prohibiting the Company or any Subsidiary from (A) redeeming or otherwise making any payments on or with respect to the
Securities, (B) granting Liens to secure the Company's obligations under the Securities or (C) selling its assets, in each case pursuant to the terms of this Indenture.

SECTION 4.12   Limitation on Dividends and Certain Other
Restrictions
Affecting Subsidiaries.

          Except as otherwise provided by the terms of this Indenture or by the terms of the RMC Settlement Agreement, the Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or to become effective any encumbrance or restriction on the ability of any of its Subsidiaries (i) to pay dividends, make loans, extend guarantees or make any other distributions to the Company or to other Subsidiaries, or to pay any
Indebtedness owed to the Company or a Subsidiary of the Company; (ii) to make loans or advances to the Company or another Subsidiary; or
(iii) to transfer any of their respective properties or assets to the
Company, other than such encumbrances or restrictions existing under or by reason of (a) applicable law, (b) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any of its Subsidiaries, and (c) restrictions on the transfer of assets acquired in connection with the incurrence of Purchase Money
Indebtedness or Capital Leases.

SECTION 4.13   Waiver of Stay, Extension or Usury Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or release the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but it will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.14   Maintenance of Insurance and Records,
Compliance with
Law.

          (a) Except to the extent that, in the exercise of its good faith business judgment, the Company believes the cost to be incurred in procuring and/or maintaining insurance to be excessive in view of the benefit to be derived therefrom, the Company shall, and shall cause its Subsidiaries to, maintain with financially sound and reputable insurers such (i) liability and property and casualty insurance as may be required by law and (ii) such other insurance, to such extent and against such hazards and liabilities (but subject to reduction in coverage amount appropriate in light of any divestitures of assets made from time to time) equivalent to the insurance that it currently maintains. Each such insurance policy shall name the
Trustee as a loss payee to the extent of its interests hereunder in any proceeds payable under such policy and shall provide that it may not be cancelled without at least thirty days prior notice to the
Trustee. Any proceeds in respect of such insurance received by the
Trustee shall be paid to the Company for application by it as provided in Section 3.08; provided, however, if at the time of receipt of such proceeds a Default or Event of Default shall have occurred and be continuing, such proceeds will be deposited into the Cash Collateral
Account by the Trustee.

          (b) The Company shall keep, or cause to be kept, true books and records and accounts in which entries will be made of all of the business transactions of the Company and its Subsidiaries which shall be full and correct in all material respects, in accordance with sound business practices, and reflect in their respective financial statements adequate accruals and appropriate reserves, all in accordance with generally accepted accounting principles.

          (c)  The Company shall, and shall cause its
Subsidiaries to,
comply with all statutes, laws, ordinances, or governmental rules and regulations to which it is subject, noncompliance with which would materially adversely affect the prospects, earnings, properties, assets or condition, financial or otherwise, of the Company and its
Subsidiaries taken as a whole.

SECTION 4.15   Limitation on Redemption of Certain
Indebtedness.

          The Company will not, and will not permit any of its
Subsidiaries to, (i) redeem pursuant to the optional redemption provisions thereof, or make any optional payment of principal on, any
Permitted Indebtedness; (ii) defease Permitted Indebtedness; or (iii) issue to the holders of Permitted Indebtedness in exchange therefor any property or assets; provided, however, nothing contained herein will limit the Company's ability to repay the Guarantor monies advanced to or for the benefit of the Company in accordance with the
Management Services Agreement.

SECTION 4.16   Value of Claims Represented by Securities.

          The Obligor covenants and agrees that in any case commenced under Chapter 11 of Title 11 of the United States Code subsequent to the Effective Date involving the Obligor, the claims represented by the Securities shall equal the full principal amount of the Securities, plus accrued and unpaid interest at the stated rates set forth in the Securities.

SECTION 4.17   Notice of Default.

          In the event that any Default under this Indenture shall occur, the Company will give written notice of such Default to the
Trustee within 5 Business Days after its occurrence, specifying the
(i) date on which such Default occurred or when the Company had Actual
Knowledge thereof and (ii) nature and status of such Default and the steps which the Company or its Subsidiaries have taken or propose to take in order to cure such Default.

SECTION 4.18   Investment Company Act of 1940.

          The Company will not, and will not permit any of its
Subsidiaries to, take any action resulting in its becoming an
"investment company" (as such term is defined in the Investment
Company Act of 1940, as amended).


                           ARTICLE 5.

                     RELEASE OF SUBSIDIARIES

SECTION 5.01   Release of Subsidiary.

          Upon any Sale of Assets made in compliance with the terms of this Indenture which consists of the sale of all of the capital stock of a Subsidiary or the sale of a Subsidiary by means of any merger or consolidation, such Subsidiary's obligations in respect of this Indenture and the Securities shall, without payment of any consideration or any further action on the part of any Person, be discharged and terminated; provided, however, no such discharge or termination shall be effective if at the time of such Sale of Assets there exists a Default or Event of Default. Upon its receipt of an
Officers' Certificate of the Company that a Subsidiary has ceased to have any obligations in respect of this Indenture and the Securities, the Trustee, upon payment of all amounts due it under
Section 7.07,
shall execute and cause to be filed or delivered any instrument, agreement, indenture or document reasonably requested by the Company in an Officers' Certificate to fully effect such discharge and termination.


                           ARTICLE 6.

                      DEFAULTS AND REMEDIES

SECTION 6.01   Events of Default.

          An "Event of Default" occurs if:

          (1)  the Company defaults in the payment of
interest on any
Security when the same becomes due and payable, whether at maturity, in connection with any redemption, by acceleration or otherwise, and such default continues for a period of 30 days after its due date;

          (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable, whether at maturity, in connection with any redemption, by acceleration or otherwise; provided, however, in the case of any such default resulting from a dispute as to the computation of Net Proceeds, that such default shall have remained uncured for a period of 30 days from the date of notice to the Company from the Trustee as to the existence of, and specifying the basis for, such default;

          (3) the Company or any of its Subsidiaries fails to observe or perform in any material respect any of its other covenants or agreements in the Securities, this Indenture or the Collateral Agency
Agreement or any other agreement or instrument now or hereafter entered into creating, perfecting, or evidencing the Lien in and on any of the Pledged Collateral in favor of the Collateral Agent for the benefit of the Holders of the Securities, which failure continues for a period of 30 days after the earlier of (i) the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding or (ii) the date on which the Company had Actual Knowledge of such failure;

          (4) (a) the Company or any of its Subsidiaries fails to pay when due (whether at maturity, in connection with any mandatory amortization or redemption, by acceleration or otherwise) any principal or interest on any Indebtedness, other than any Indebtedness referred to in clause (i) or (iii) of the definition of Permitted
Indebtedness herein, with an aggregate outstanding principal amount in excess of $2 million, whether any such Indebtedness is outstanding as of the date of this Indenture or is hereafter outstanding, which default continues for any period of grace applicable thereto, or (b) a default or event of default, as defined in one or more indentures, agreements or other instruments evidencing or under which the Company or any of its Subsidiaries individually or collectively have, as of the date of this Indenture or hereafter, outstanding at least $2 million aggregate principal amount of Indebtedness, shall happen and be continuing and such Indebtedness shall have been accelerated so that it is due and payable prior to the date on which it would otherwise have become due and payable; provided that if such default or event of default under such indenture or other instrument shall be remedied or cured by the Company or the Subsidiary or waived by the holders of such Indebtedness, then the Event of Default under this
Indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Holders of Securities;

          (5)  one or more final judgments against the
Company or any
of its Subsidiaries for payments of money which in the aggregate exceed $2 million, are entered by a court of competent jurisdiction and such judgments are not rescinded, annulled, stayed or discharged within 60 days;

          (6) the Company and its Subsidiaries, taken as a whole, becomes unable generally to pay its debts as they become due;

          (7)  the Company or any of its Subsidiaries,
pursuant to or
within the meaning of any Bankruptcy Law:

               (a)  commences a voluntary case,

               (b)  consents to the entry of a judgment,
decree or
order for relief against it in an involuntary case or proceeding,

               (c)  consents to the appointment of a
Custodian for all
or substantially all of its property,

               (d)  makes a general assignment for the
benefit of its
creditors, or

               (e)  applies for, consents to or acquiesces
in the
appointment of, or taking possession by a Custodian;

          (8) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its
Subsidiaries in an involuntary case or proceeding under any Bankruptcy
Law which shall

               (a)  approve as properly filed a petition
seeking
reorganization, arrangement, adjustment or composition;

               (b)  appoint a Custodian for any part of its
property;
or

               (c)  order the winding up or liquidation of
its
affairs;

     and such judgment, decree or order remains unstayed and in effect for a period of sixty (60) consecutive days;

          (9) any bankruptcy or insolvency petition or application is filed, or any bankruptcy case or insolvency proceeding is commenced against, the Company or any of its Subsidiaries and such petition, application, case or proceeding is not dismissed or stayed within sixty (60) days;

          (10) the entry of a final judgment, decree or order by a court of competent jurisdiction holding the Guarantee
Agreement, the
Pledge Agreement or the Collateral Agency Agreement to be invalid or unenforceable in any material respect; or the Guarantor or the
Obligor, or any Person acting on behalf of the foregoing, shall assert, in any pleading filed in such a court, that the Guarantee
Agreement, the Pledge Agreement or the Collateral Agency
Agreement is
invalid or unenforceable in any material respect; or

          (11) an "Event of Default," as defined in the Guarantee
Agreement shall have occurred and be continuing.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term
"Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law or laws for the enforcement of creditors' rights. The term "Actual Knowledge" means the actual knowledge of any Officer of the Company; provided, however, that each
Officer of the Company shall be deemed to have actual knowledge of any fact that would have come to such Officer's attention if he or she had exercised reasonable care in performing his or her duties, given the nature of his or her duties and the Company's business and organization.

SECTION 6.02   Acceleration.

          If an Event of Default (other than an Event of Default specified in Section 6.01(7), (8) or (9)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the
Trustee, may declare the principal of and accrued interest on all the
Securities to be due and payable. Upon such declaration such principal and interest shall be due and payable immediately. If an
Event of Default specified in Section 6.01(7), (8) or (9) occurs, all unpaid principal and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any
Securityholder. The Holders of at least 66 2/3% of the principal amount of the Securities may rescind an acceleration and its consequences by notice to the Trustee if the rescission would not conflict with any judgment or decree and if the outstanding Events of
Default have been cured or waived except for nonpayments of any amounts that have become due solely because of the acceleration. No such rescission shall affect any subsequent Default or impair any right or remedy with respect thereto.

SECTION 6.03   Other Remedies.

          Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, the Collateral
Agency Agreement or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative.

          In case the Trustee shall have proceeded to enforce any rights under this Indenture and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the
Trustee and the Holders shall, subject to any determination in such proceeding, be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceeding had been taken.

SECTION 6.04   Waiver of Past Defaults.

          Subject to Sections 6.02, 6.07 and 9.02, the
Holders of at
least 66 2/3% of the principal amount of the Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences or an existing Default or Event of Default under the
Guarantee Agreement.  When such a Default or Event of
Default is
waived, it is cured and ceases.

SECTION 6.05   Control by Majority.

          The Holders of a majority in principal amount of the
Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it under the Indenture and the Guarantee
Agreement. The Trustee, however, may refuse to follow any direction that conflicts with law, this Indenture or the Guarantee Agreement, is unduly prejudicial to the rights of any Securityholder or would subject the Trustee to personal liability; provided, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. A record date may be set for purposes of determining who may exercise such control.

SECTION 6.06   Limitation on Suits.

          Except as provided in Section 6.07, a
Securityholder may
pursue a remedy with respect to this Indenture, the Guarantee
Agreement or the Securities only if:

          (1)  the Holder gives to the Trustee written
notice of a
continuing Event of Default under the Indenture or the Guarantee
Agreement, as the case may be;

          (2) the Holders of at least 25% in principal amount of the
Securities outstanding make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request.

          A Securityholder may not use this Indenture or the Guarantee
Agreement to prejudice the rights of any other
Securityholder or to
obtain a preference or priority over any other
Securityholder.

SECTION 6.07   Rights of Holders to Receive Payment.

          Subject only to Sections 5.01 and 6.02 hereof, the right of any Holder of a Security to receive payment of principal of and interest on the Security or under the Guarantee Agreement, on or after the respective due dates (prior to any acceleration) expressed in the
Security or the Guarantee Agreement, as the case may be, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder, except that no Holder of Securities shall have the right to institute any such suit if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of the Collateral Agency Agreement upon any of the Pledged Collateral.

SECTION 6.08   Collection Suit by Trustee.

          If an Event of Default specified in Section
6.01(1) or (2)
occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Obligor for the whole amount of principal and interest in default or against the
Guarantor for the amounts provided for in the Guarantee
Agreement.

SECTION 6.09   Trustee May File Proofs of Claims.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Securityholders allowed in any judicial proceedings relative to the Obligor, the
Guarantor, their creditors or their property.

          Nothing herein contained shall be deemed to authorize the
Trustee to authorize or consent to or accept or adopt on behalf of any
Holder of the Securities any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of the Securities in any such proceeding.

SECTION 6.10   Priorities.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First:  to the Trustee for amounts due under
Section 7.07;

          Second: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          Third:  to the Company.

          The Trustee may fix a record date and payment date for any payment by it to Securityholders pursuant to this Section.

SECTION 6.11   Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require any party litigating the suit other than the Trustee to file an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the
Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by
Holders of more than 10% in principal amount of the Securities.


                           ARTICLE 7.

                             TRUSTEE

SECTION 7.01   Acceptance of Trusts; Duties of Trustee.

          The Trustee hereby accepts the trusts imposed upon it by this Indenture and covenants and agrees to perform the same as herein expressed.

           Co If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) Except during the continuance of an Event of Default under this Indenture:

          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. Where a particular provision of this Indenture requires delivery of certain certificates and opinions to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c)  The Trustee may not be relieved from
liability for its
own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph
(b) of this Section 7.01.

          (2) The Trustee shall not be liable with respect to any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          me   Every provision of this Indenture that in any
way
relates to the Trustee is subject to paragraphs (a), (b) and
(c) of
this Section 7.01.

          (e) The Trustee may refuse to exercise any of its rights or powers under this Indenture or the Guarantee Agreement at the request of any Holders unless such Holders shall have offered to the
Trustee indemnity reasonably satisfactory to it against any loss, liability or expense. No provision of this Indenture or the Guarantee
Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder, or in the exercise of its rights or power, if it has reasonable grounds for believing, and does believe in good faith, that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or the Guarantor, as the case may be. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02   Rights of Trustee.

          (1) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person.
The Trustee need not investigate any fact or matter stated in the document.

          (2) Before the Trustee acts or refrains from acting hereunder or under the Guarantee Agreement, it may require an
Officers' Certificate and/or an Opinion of Counsel from the Company or the Guarantor, respectively, and may consult with its counsel. The
Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate, Opinion of
Counsel or advice of such counsel.

          (3) The Trustee may act hereunder or under the Guarantee
Agreement through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

SECTION 7.03   Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, the Guarantor or an Affiliate or Subsidiary thereof with the same rights it would have if it were not Trustee. Any
Agent may
do the same with like rights. The Trustee, however, must comply with
Sections 7.10 and 7.11.

SECTION 7.04   Trustee's Disclaimer.

          The Trustee makes no representation as to the validity or adequacy of this Indenture, the Guarantee Agreement, the Collateral
Agency Agreement or the Securities, and it shall not be responsible for any statement in the Securities, this Indenture, the Pledge
Agreement, the Collateral Agency Agreement or the Guarantee
Agreement
other than its certificate of authentication on the Securities.

SECTION 7.05   Notice of Defaults.

          If a Default under this Indenture, the Collateral
Agency
Agreement, the Pledge Agreement or under the Guarantee Agreement occurs and is continuing and if it is known to the Trustee, the
Trustee shall mail to each Securityholder a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security or a Default in payment of Guarantor Obligations under the Guarantee Agreement, the
Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of
Securityholders.

SECTION 7.06   Reports by Trustee to Holders.

          Within 60 days after each May 15 beginning with May 15,
1995, the Trustee shall mail to each Securityholder a brief report dated as of such date in accordance with and to the extent required under TIA 313(a). The Trustee also shall comply with TIA
313(b).

          A copy of each report at the time of its mailing to
Securityholders shall be filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed.
The
Company shall notify the Trustee when the Securities are listed on any stock exchange.

SECTION 7.07   Compensation and Indemnity.

          The Obligor shall pay to the Trustee, from time to time, such reasonable compensation for all services rendered by it hereunder
(which compensation shall not be limited by any law on compensation of a trustee of an express trust). The Obligor shall reimburse the
Trustee upon request for all reasonable out-of-pocket expenses, advances and disbursements incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith.

          The Obligor shall indemnify the Trustee for, and hold it harmless against, any loss, expense or liability (including the reasonable fees and expenses of agents and counsel) incurred without negligence, bad faith or willful misconduct on its part, in connection with the acceptance or administration of this Indenture and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee except that held in trust to pay principal and interest on particular Securities.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7), (8) or (9) occurs or under Section 6(a)(6), (7) or (8) under the Guarantee Agreement, the expenses and the compensation for services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08   Replacement of Trustee.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor
Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign by so notifying the Company and the
Guarantor. The Holders of a majority in principal amount of the
Securities may remove the Trustee by so notifying the Trustee, the
Guarantor and the Company and such Holders may appoint a successor
Trustee with the Company's consent. The Company may remove the
Trustee if:

          (1)  the Trustee fails to comply with Section
7.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the
Trustee or its property; or

          (4)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor
Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring
Trustee, the Company or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, the Guarantor and to the
Obligor. Thereupon the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture, the
Pledge Agreement, the Collateral Agency Agreement and the
Guarantee
Agreement. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee, upon payment of all amounts due it under Section 7.07 hereof, shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

SECTION 7.09   Successor Trustee by Merger, etc.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10   Eligibility; Disqualification.

          This Indenture shall always have a Trustee who
satisfies the
requirements of TIA  310(a)(1).  The Trustee shall always
have a
combined capital and surplus of at least $50,000,000 as set
forth in
its most recent published annual report of condition.  The
Trustee
shall comply with TIA   310(b), including the optional
provision
permitted by the second sentence of TIA    310(b)(9).

SECTION 7.11   Preferential Collection of Claims Against
Company.

          The Trustee shall comply with TIA  311(a),
excluding any
creditor relationship listed in TIA   311(b).  A Trustee who
has
resigned or been removed shall be subject to TIA 311(a) to the extent indicated.


                           ARTICLE 8.

                     DISCHARGE OF INDENTURE

SECTION 8.01   Termination of Obligor's Obligations.

          All of the Obligor's obligations under this Indenture shall terminate when Securities previously authenticated and delivered
(other than mutilated, destroyed, lost or stolen Securities which have been replaced or paid) have been delivered to the Trustee for cancellation or if:

          (1) the Securities mature within six months or all of them are to be called for redemption within six months;

          (2) the Obligor or the Guarantor irrevocably deposits in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the
Trustee, money or U.S. Government Obligations sufficient to pay the principal and interest due at maturity or the Redemption Price due at redemption, as the case may be. The Obligor or the Guarantor may make the deposit only during the six-month period. Immediately after making the deposit, the Company shall give notice of such event to the
Holders;

          (3) the Company has paid or caused to be paid all sums then payable by the Company to the Trustee hereunder as of the date of such deposit; and

          (4) the Company has delivered to the Trustee an Officers'
Certificate and an Opinion of Counsel stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the foregoing, the Obligor's obligations in Sections
2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 7.07, 7.08 and 8.03
shall survive
until the Securities are no longer outstanding, and the Company's obligations pursuant to Sections 7.07 and 8.03 shall survive any such termination.

          After a deposit pursuant to this Section 8.01, the Trustee upon request shall acknowledge in writing the discharge of the
Obligor's obligations under the Securities and this Indenture except for those surviving obligations specified above.

          In order to have money available on a payment date to pay principal or interest on the Securities, the U.S. Government
Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money.

SECTION 8.02   Application of Trust Money.

          The Trustee shall hold in trust money or U.S.
Government
Obligations deposited with it pursuant to Section 8.01, 3.05 and 3.08
or pursuant to the Guarantee Agreement. It shall apply the deposited money and the money from U.S. Government Obligations through the
Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Upon written direction of the Company, the Trustee shall invest monies held by it hereunder in U.S. Government Obligations. Any written direction of the Company pursuant to the immediately preceding sentence shall be such as to cause the Trustee to hold U.S. Government Obligations payable as to principal or interest on or before the applicable date of payment on the Securities or the Guarantee, as the case may be, in such amounts as will provide the money necessary to make such payment. The Trustee shall not be liable for any investment made in accordance with such written direction.

SECTION 8.03   Repayment to Company.

          The Trustee and the Paying Agent shall promptly pay to the
Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once in a newspaper of general circulation in The City of
New York or cause to be mailed to each Holder, or both, a notice stating that such money remains and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the
Company, Securityholders entitled to the money must look to the
Company for payment as general creditors unless an applicable abandoned property law designates another Person.

SECTION 8.04   Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section
8.01 by
reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Obligor's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit has occurred pursuant to
Section 8.01
until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with
Section 8.01; provided, however, that if the Obligor has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Obligor shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or
Paying Agent.


                           ARTICLE 9.

                           AMENDMENTS

SECTION 9.01   Without Consent of Holders.

          The Obligor, pursuant to a resolution of its Board of
Directors evidenced by an Officers' Certificate and the Trustee, may amend or supplement this Indenture or the Securities and the Guarantor, with the consent of the Trustee, may amend or supplement the Guarantee Agreement, in each case without notice to or the consent of any Securityholder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to comply with Section 5.01 or Section 4(c) of the
Guarantee Agreement;

          (3)  to provide for uncertified securities; or

          (4) to make any change that does not adversely affect the rights of any Securityholder.

SECTION 9.02   With Consent of Holders.

          The Obligor, pursuant to a resolution of its Board of
Directors evidenced by an Officers' Certificate and the Trustee, may amend or supplement this Indenture or the Securities and the Guarantor, with the consent of the Trustee, may amend or supplement the Guarantee Agreement, in each case without notice to any Securityholder but with the written consent of the Holders of at least
66 2/3% (except as hereinafter provided) of the principal amount of the Securities. Subject to Section 6.07, the Holders of a majority
(except as hereinafter provided) in principal amount of the Securities may waive compliance by the Obligor with any provision of this
Indenture or the Securities and compliance by the Guarantor with any provision of the Guarantee Agreement, without notice to any Securityholder. However, without the consent of each Securityholder affected, no amendment, supplement or waiver (other than as provided in Section 6.02 hereof), including a waiver pursuant to
Section 6.04,
may:

          (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the rate of or change the time for payment of interest on any Security;

          (3) reduce the principal of or change the fixed maturity of any Security or alter the redemption provisions with respect thereto;

          (4) waive a default in the payment of principal of, premium, if any, or interest on any Security;

          (5) make any Security payable in money other than that stated in the Security;

          (6) make any change in Section 6.04, Section 6.07 or this
Section 9.02; or

          (7) release the Guarantor from any obligation to make payments of Guarantor Obligations under the Guarantee
Agreement or to
change the definition of Guarantor Obligations.

          Promptly after an amendment under this Section becomes effective, the Company or the Guarantor, as the case may be, shall mail to the Securityholders a notice briefly describing the amendment.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof.

SECTION 9.03   Compliance with Trust Indenture Act.

          Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04   Revocation and Effect of Consents.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a
Security that evidences the same debt as the consenting
Holder's
Security, even if notation of the consent is not made on any Security.


          After an amendment, supplement or waiver under this
Indenture or the Guarantee Agreement becomes effective with respect to the Securities, it shall bind every Securityholder.

SECTION 9.05   Notation on or Exchange of Securities.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the
Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 9.06   Trustee Protected.

          The Trustee need not sign any amendment, supplement or waiver under this Indenture or the Guarantee Agreement authorized pursuant to this Article that adversely affects the Trustee's rights.
The Trustee shall be entitled to receive and rely upon an Opinion of
Counsel and an Officers' Certificate that any supplemental indenture complies with the Indenture.


                           ARTICLE 10.

                            SECURITY

SECTION 10.01 Collateral Agency Agreement, Pledge Agreement and
Guarantee Agreement.

          The Company hereby agrees to grant and, with respect to the
Company's outstanding Common Stock, the Guarantor has granted pursuant to the Pledge Agreement, to the Trustee for the benefit of the Trustee and the Securityholders a first priority security interest in the
Pledged Collateral and the issued and outstanding Common
Stock,
respectively.

          Each Securityholder, by accepting a Security, agrees to all of the terms and provisions of the Collateral Agency Agreement pursuant to which the Securities will be secured (including, without limitation, the provisions of Section 9 of the Collateral Agency
Agreement providing for the release of the Pledged
Collateral), the
Guarantee Agreement and the Pledge Agreement, as the same may be in effect or may be amended from time to time pursuant to their respective terms. The due and punctual payment of the principal and interest on the Securities, when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, following call for redemption or otherwise, and the payment and performance of all other obligations of the Obligor to the
Holders or the Trustee under this Indenture, according to the terms hereof, shall be secured as and to the extent (and solely to the extent) provided in the Collateral Agency Agreement, the Pledge
Agreement and the Guarantee Agreement.

SECTION 10.02  Further Assurances.

          The Company and its Subsidiaries have executed and delivered, filed and recorded (to the extent that it may currently do so under applicable law) and will execute and deliver, file and record, all instruments and documents, and have done and will do all such acts and other things, at the Company's expense, as may be necessary or desirable, or that the Trustee may reasonably request, to subject the Pledged Collateral to the Liens intended to be created pursuant to the Collateral Agency Agreement (which Liens are defined herein as the "Security Interests"), to perfect, maintain and protect the Security Interests and, in the case of the existence of an Event of Default, to enable the Trustee to exercise and enforce its rights and remedies with respect to the Security Interests.

          The Company shall cause (a) TIA  314(b), relating
to
Opinions of Counsel regarding the Liens created under the
Collateral
Agency Agreement and (b) TIA   314(d), relating to the
release of
Pledged Collateral from the Liens created under the Collateral Agency
Agreement and Officers' Certificates or other documents regarding fair value of the Pledged Collateral, to be complied with to the extent applicable. Any certificate or opinion required by TIA 314(d) may be made by an Officer of the Company to the extent permitted by TIA
314(d).

SECTION 10.03 Authorization of Actions to be Taken by the Trustee
Under the Collateral Agency Agreement and the Guarantee
Agreement.

          Except as otherwise provided therein, the Trustee may, in its sole discretion and without the consent of the Securityholders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Agency Agreement, the
Pledge Agreement and the Guarantee Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company thereunder. Such actions shall include, but not be limited to, advising, instructing or otherwise directing the Collateral Agent in connection with enforcing or effecting any term or provision of the Collateral Agency Agreement or the Guarantee
Agreement.  Subject to the provisions of the Collateral
Agency
Agreement, the Pledge Agreement and the Guarantee Agreement, the
Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the collateral pledged thereunder by any acts that may be unlawful or in violation of the Collateral Agency Agreement, the Guarantee Agreement, the Pledge Agreement under the Guarantee Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Securityholders in such collateral.

SECTION 10.04  Authorization of Receipt of Funds by the
Trustee Under
the Collateral Agency Agreement and the Guarantee Agreement.

          The Trustee is authorized to receive any funds for the benefit of Securityholders distributed under the Collateral Agency
Agreement, the Pledge Agreement or the Guarantee Agreement, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 10.05  Termination of Security Interest.

          Upon the payment in full in cash of all
obligations of the
Obligor under this Indenture and the Securities and upon payment in full (whether in cash, by issuance of Payment Notes, or any combination thereof) of the obligations of the Guarantor under the
Guarantee Agreement, the Trustee shall, at the request of the Company or the Guarantor, as the case may be, deliver a certificate to the
Collateral Agent stating that such obligations have been paid in full.

SECTION 10.06  Security Documents.

          The Obligor shall take any and all actions required to cause the Collateral Agency Agreement to create, as security for the obligations under this Indenture and the Securities, a valid and enforceable perfected lien in and on all of the Pledged Collateral, in favor of the Collateral Agent for the benefit of the Holders of the
Securities and the Trustee, superior to and prior to the rights of all third Persons and subject to no other Liens other than Permitted
Liens.


                           ARTICLE 11.

                          MISCELLANEOUS

SECTION 11.01  Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, the required or deemed provision shall control.

SECTION 11.02  Notices.

          Any notice or communication by the Obligor or the Trustee to the other is duly given if in writing and when delivered in person, mailed by first-class mail to the other's address stated in this
Section 11.02. The Obligor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication to a Securityholder shall be mailed by first-class mail to his or her address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

          If a notice or communication is mailed to any Securityholder or the Obligor in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

          All notices or communications shall be in writing.

          The Obligor's address is:

               c/o Lone Star Industries, Inc.
               300 First Stamford Place
               Stamford, CT  06912-0014
               Attn:  Secretary
               Telephone:  (203) 969-8600
               Facsimile:  (203) 969-8686

          The Trustee's address is:

               Chemical Bank
               450 West 33rd Street
               15th Floor
               New York, New York  10001
               Attn:  Corporate Trust Administration
               Telephone:  (212) 613-7655
               Facsimile:  (212) 613-7800


SECTION 11.03  Communication by Holders with Other Holders.

          Securityholders may communicate pursuant to TIA
312(b)
with other Securityholders with respect to their rights under this
Indenture, the Guarantee Agreement or the Securities.  The
Company,
the Trustee, the Guarantor, the Registrar and anyone else shall have the protection of TIA 312(c).

SECTION 11.04  Action by Securityholders.

          Whenever in this Indenture or the Guarantee
Agreement, it
is provided that the Holders of a specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced by (a) any instrument or any number of instruments of similar tenor executed by Holders of
Securities in person or by agent or proxy appointed in writing, or (b) by the record of the Holders of Securities in favor thereof, at any meeting of Holders duly called and held in accordance with the provisions of Article 12, or (c) by a combination of such instrument or instruments and any such record of such meeting of Holders, but in each case only to the extent that the Holders of Securities shall not have revoked such action, consent or vote pursuant to
Section 9.04 and
Section 11.06.

SECTION 11.05  Proof of Execution of Instruments and of
Holding of
Securities.

          For purposes of this Indenture and the Guarantee
Agreement,
proof of the execution of any instrument by a Holder of Securities or his or her agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

          (1) The fact and date of execution of any such instrument shall be proved in any manner which the Trustee deems sufficient.

          (2) The ownership of Securities shall be proved by the register of such Security or by a certificate of the Registrar thereof.

          (3) The Trustee shall not be bound to recognize any Person as a Securityholder unless his or her title to any Security is proved in the manner provided in this Article 11.

          The Trustee may require such additional proof of any matter referred to in this Section 11.05 as it shall deem necessary.

SECTION 11.06  Revocation of Consents; Future Holders Bound.

          Subject to Section 9.04, at any time prior to (but not after) the evidencing to the Trustee, as provided in Section 11.04, of the taking of any action under this Indenture by the Holders of the required percentage of the aggregate principal amount of the Securities specified in this Indenture in connection with such action, any Holder of a Security which is shown by the evidence to be included in the Securities the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust
Office and upon proof of holding as provided in Section 11.05, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future holders and owners of such Security and of any Security issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Security. Any action taken under this Indenture by the Holders of the required percentage of the aggregate principal amount of the Securities specified in this
Indenture in connection with such action shall be conclusive and binding upon the Company, the Trustee, and the holders of all the
Securities.

SECTION 11.07  Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or at a meeting of Securityholders under this Indenture. The
Registrar or
Paying Agent may make reasonable rules and set reasonable requirements for their respective functions under this Indenture.

SECTION 11.08  Certificate and Opinion as to Conditions
Precedent.

          Upon any request or application by the Company to the
Trustee to take any action under this Indenture, the Guarantee
Agreement, the Collateral Agency Agreement or the Pledge
Agreement,
the Company or the Guarantor, as the case may be, shall furnish to the
Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this
Indenture, the Guarantee Agreement, the Collateral Agency Agreement or the Pledge Agreement, as the case may be, relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          Each signer of an Officers' Certificate or an Opinion of
Counsel may (if so stated) rely upon an Opinion of Counsel as to legal matters and an Officers' Certificate as to factual matters if such signer reasonably and in good faith believes in the accuracy of the document relied upon.

SECTION 11.09  Statements Required in Certificate or
Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, the Guarantee
Agreement, the Collateral Agency Agreement or the Pledge
Agreement,
shall include:

               (1)  a statement that the Person making such
certificate or opinion has read such covenant or condition;

               (2)  a brief statement as to the nature and
scope of
the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 11.10  Legal Holidays.

          A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not obligated by law, regulation or executive order to remain closed in The City of New York, in the State of New
York or in the city in which the Trustee or any Paying Agent under this Indenture administers its corporate trust business. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.

          A "Business Day" is a day other than a Legal
Holiday.

SECTION 11.11  No Recourse Against Others.

          All liability of any director, officer, employee or stockholder, as such, of the Obligor or the Guarantor with respect to the Securities, the Collateral Agency Agreement, the Pledge
Agreement
and the Guarantee Agreement is waived and released.

SECTION 11.12  Table of Contents, Headings, etc.

          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.13  Duplicate Originals.

          The parties may sign any number of copies of this Indenture.
Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.14  Governing Law.

          The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Indenture and the
Securities.

SECTION 11.15  No Adverse Interpretation of Other
Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.16  Successors.

          All agreements of the Company and the Guarantor in this
Indenture, the Guarantee Agreement and the Securities shall bind their successors. All agreements of the Trustee in this Indenture and the
Guarantee Agreement shall bind its successors.

SECTION 11.17  Separability.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.


                           ARTICLE 12.

                MEETINGS OF HOLDERS OF SECURITIES

SECTION 12.01  Purposes of Meetings.

          A meeting of Holders of Securities may be called at any time and from time to time pursuant to the provisions of this
Article 12
for any of the following purposes:

          (a) to give any notice to the Company or to the Trustee, or to give any direction to the Trustee, or to waive any non-performance hereunder, and its consequences, or to take any other action authorized to be taken by Holders of Securities pursuant to any of the provisions of this Indenture or the Guarantee
Agreement;

          (b) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Section 7.08;

          (c) to consent to the execution of an indenture or indentures supplemental hereto or supplemental to the Guarantee
Agreement pursuant to the provisions of Article 9;

          (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture, the
Guarantee Agreement or under applicable law.

SECTION 12.02  Call of Meetings by Trustee.

          The Trustee may at any time call a meeting of Holders of
Securities to take any action specified in Section 12.01, to be held at such time and at such place in the State of New York, as the
Trustee shall determine. Notice of each meeting of the Holders of
Securities, setting forth the time and the place of such meeting and, in general terms, the action proposed to be taken at such meeting, shall be mailed by the Trustee to the Holders of the Securities, not less than 20 nor more than 60 days prior to the date fixed for the meeting, at their last addresses as they shall appear on the register of the Securities.

SECTION 12.03  Call of Meetings by Company or
Securityholders.

          If at any time the Company, pursuant to a resolution of its
Board of Directors, or the holders of at least twenty percent in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Holders of Securities to take any action authorized in Section 12.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within twenty days after receipt of such request, then the
Company or the Holders of Securities in the amount above specified, as the case may be, may determine the time and the place in the State of New York for such meeting, and may call such meeting by mailing notice thereof as provided in Section 12.02.

SECTION 12.04  Persons Entitled to Vote at Meeting.

          To be entitled to vote at any meeting of Holders of
Securities, a Person shall (a) be a Holder of Securities or
(b) be a
Person appointed by an instrument in writing as proxy by a Holder of
Securities. The only Persons who shall be entitled to be present or speak at any meeting of the Holders of the Securities shall be the
Persons entitled to vote at such meeting and their counsel and any representatives of the Company and its counsel.

SECTION 12.05  Regulations for Meeting.

          Notwithstanding any other provisions of this Indenture or the Guarantee Agreement, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of the
Securities in regard to the appointment of proxies, the proof of the holding of Securities, the appointment and duties of inspectors of votes, the submission and examination of proxies and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 11.05 and the appointment of any proxy shall be proved in the manner specified in such Section
11.05 or by having the signature of the Person executing the proxy witnessed or guaranteed by any bank, banker, trust company or New York
Stock Exchange, Inc. member firm satisfactory to the Trustee.

          The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of the Securities as provided in
Section 12.03, in which case the Company or the Holders of the
Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman, and a permanent chairman and a permanent secretary of the meeting shall be elected by vote of the
Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

          At any meeting of Holders of Securities, the presence of
Persons holding or representing Securities in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than a quorum be present, the Persons holding or representing a majority in aggregate principal amount of the Securities represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

                           SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

     ROSEBUD HOLDINGS, INC.


     By:   John J. Martin
          Title:  Vice President


[SEAL]

Attest:


        John S. Johnson
Title:  Assistant Secretary


     KCOR CORPORATION


     By:  John J. Martin
          Title:  Vice President


[SEAL]

Attest:


        John S. Johnson
Title:  Assistant Secretary


     LAS COLINAS CORPORATION


     By:  John J. Martin
          Title:  Vice President

[SEAL]

Attest:


      John S. Johnson
Title:  Assistant Secretary

     LONE STAR CALIFORNIA, INC.


     By:   John J. Martin
          Title:  Vice President

[SEAL]

Attest:


    John S. Johnson
Title:  Assistant Secretary


     ROSEBUD REAL PROPERTIES, INC.


     By:   John J. Martin
          Title:  Vice President

[SEAL]

Attest:


     John S. Johnson
Title:  Assistant Secretary


     SANTA CRUZ CORPORATION

     By:  John J. Martin
     Title:  Vice President

[SEAL]

Attest:


    John S. Johnson
Title:  Assistant Secretary

     NAZARETH CEMENT CORPORATION

     By:    John J. Martin
          Title:  Vice President
[SEAL]

Attest:


      John S. Johnson
Title:  Assistant Secretary

     ROSEBUD FALCON CORPORATION

     By:   John J. Martin
          Title:  Vice President
[SEAL]

Attest:


      John S. Johnson
Title:  Assistant Secretary

     ROSEBUD GENERAL CORPORATION

     By:    John J. Martin
     Title:   Vice President

[SEAL]

Attest:


        John S. Johnson
Title:  Assistant Secretary



     CHEMICAL BANK


     By:  John Generale
     Title:  Vice President

[SEAL]

Attest:


          Sal Smith
Title:  Trust Officer
                                    EXHIBIT B
REGISTERED             [Face of Security]
REGISTERED
NUMBER
DOLLARS

                     ROSEBUD HOLDINGS, INC.
........
                        and Subsidiaries

                10% ASSET PROCEEDS NOTE DUE 1997

          ROSEBUD HOLDINGS, INC., a Delaware corporation
(herein
called the "Company") and its subsidiaries for value received, hereby promise to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on July 31, 1997, and to pay interest thereon as provided on the reverse hereof, until the principal hereof is paid or duly provided for.

Interest Payment Dates: January 31 and July 31 of each year, commencing July 31, 1994

Record Dates: January 15 and July 15 of each year,
commencing July 15,
1994

          The provisions on the reverse of this certificate are incorporated as if set forth on the face hereof.

          IN WITNESS WHEREOF, ROSEBUD HOLDINGS, INC. and its subsidiaries have caused this instrument to be duly signed under their respective corporate seals.

[SEAL]                             ROSEBUD HOLDINGS, INC.


                                   By:

                                        Title:


                                   By:

                                        Title:


[SEAL]                             KCOR CORPORATION


                                   By:

                                        Title:


                                   By:

                                        Title:


[SEAL]                             LAS COLINAS CORPORATION


                                   By:

                                        Title:


                                   By:

                                        Title:


[SEAL]                             LONE STAR CALIFORNIA,
INC.


                                   By:

                                        Title:


                                   By:

                                        Title:


[SEAL]                             ROSEBUD REAL PROPERTIES,
INC.


                                   By:

                                        Title:


                                   By:

                                        Title:


[SEAL]                             SANTA CRUZ CORPORATION


                                   By:

                                        Title:


                                   By:

                                        Title:


[SEAL]                             NAZARETH CEMENT
CORPORATION


                                   By:

                                        Title:



                                   By:

                                        Title:


[SEAL]                             ROSEBUD FALCON
CORPORATION


                                   By:

                                        Title:



                                   By:

                                        Title:



[SEAL]                             ROSEBUD GENERAL
CORPORATION



                                   By:

                                        Title:



                                   By:

                                        Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred
to in the within-mentioned Indenture.


CHEMICAL BANK
                         as Trustee


By:
     Authorized Officer


Dated:
                      [REVERSE OF SECURITY]

                     ROSEBUD HOLDINGS, INC.
                        and Subsidiaries

                10% ASSET PROCEEDS NOTE DUE 1997

          1. Interest. ROSEBUD HOLDINGS, INC., a Delaware corporation (the "Company"), and its Subsidiaries (with the Company on a joint and several basis, the "Obligor") promise to pay interest on the principal amount of this Security at the rate per annum shown above. The Obligor will pay interest semi-annually in arrears on
January 31 and July 31 of each year, commencing July 31,
1994.
Interest on the Securities will accrue from the most recent date to which interest has been paid (or, if no interest has been paid, from
March 1, 1994). Interest on overdue principal shall accrue at the rate per annum of 11% from the due date until paid in full. Interest shall be computed on the basis of a 360-day year of 12 30-day months.

          2.   Method of Payment; Deemed Repayment.

               (a)  The Obligor will pay interest on the
Securities
(except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Obligor will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, at the election of Company, interest may be paid, in whole or in part, on any interest payment date prior to the Maturity Date in additional Securities of like tenor with this Security in a principal amount equal to such interest payment amount or part thereof. Notwithstanding the preceding sentence, the Obligor may pay principal and interest by check payable in money of the United States mailed to a Holder's registered address.

               (b) If the Guarantor is required to make any Guarantee
Payments, and actually makes such payment to the Trustee, whether in cash, Payment Notes (as defined in the Guarantee Agreement) or a combination thereof, the Trustee shall thereupon immediately (and without the need for any notice or action on the part of any Person) be deemed to have collected the amount of such Guarantee Payments in respect of the Securities under Article 6 of the Indenture, to be applied in accordance with Section 6.10 of the Indenture.
In
computing any such deemed collection, each Payment Note issued by the
Guarantor shall be deemed to have a value equal to the principal amount thereof.

          3.   Paying Agent and Registrar.  Initially,
Chemical Bank
(the "Trustee") will act as Paying Agent and Registrar.  The
Company
may change any Paying Agent, Registrar or co-registrar without notice.
The Company may act in any such capacity.

          4.   Indenture.  The Obligor has issued the
Securities under
an Indenture, dated as March 29, 1994 (the "Indenture"), between the
Obligor and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.Code
77aaa=77bbbb) (the "Act") as in effect on the date of the Indenture. The Securities are subject to all such terms, and
Securityholders are referred to the Indenture and the Act for a statement of such terms. The Securities are secured obligations of the Obligor limited to up to $192,804,000 aggregate principal amount
(except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein which are defined in the Indenture have the meanings assigned to them in the
Indenture.

          5. Optional Redemption. The Securities may be redeemed at the option of the Obligor in whole at any time or in part from time to time at the principal amount thereof plus accrued and unpaid interest to the redemption date (the "Redemption Price").

          6.   Mandatory Redemption.   Within two Business
Days after
receipt of Net Proceeds by the Obligor, it shall deposit all Net
Proceeds received in the Cash Collateral Account; provided, however, prior to making a deposit of Net Proceeds, (i) the Obligor shall set aside out of such Net Proceeds cash reserves sufficient to cause the
Obligor to have at least $5 million of cash; and in addition
(ii) if
approved by the Board of Directors of the Company by resolution made in good faith, the Obligor may retain (a) the amount specified in such resolution up to an aggregate $5 million of such Net Proceeds, in order to meet the anticipated working capital needs of the Obligor for the one-year period commencing on the first day following the consummation of the Extraordinary Event in respect of which such deposit is made and (b) up to $1 million of any payment received in respect of casualty insurance covering the Pledged Collateral to replace the Pledged Collateral in respect of which such insurance payment is received. Within 20 days after such deposit, the Obligor shall provide to the Trustee an Officers' Certificate setting forth
(a) a calculation of the Net Proceeds received by the Obligor, (b) a calculation of any amount set aside for working capital in accordance with clause (i) above, (c) a copy of any Board Resolution passed in accordance with clause (ii) above, and (d) a calculation of the amount being deposited in the Cash Collateral Account. If at any time there is at least $5 million in the Cash Collateral Account, all money in the Cash Collateral Account shall be paid over to the Trustee and used, upon receipt of the Officers' Certificate delivered pursuant to
Section 3.01 of the Indenture, by the Trustee to redeem Securities at the Redemption Price.

          7. Security. Securityholders are granted a first priority interest in the Pledged Collateral, pursuant to the Collateral Agency
Agreement, as more fully set forth in the Indenture.  Each
Securityholder, by accepting a Security, agrees to all of the terms and provisions of the Collateral Agency Agreement, the Guarantee
Agreement and the Pledge Agreement, as the same may be amended from time to time.

          8.   Denominations, Transfer, Exchange.  The
Securities are
in registered form without coupons in denominations of $1,000 and whole multiples of $1,000 except that additional Securities issued in payment of interest pursuant to Section 4.01 of the Indenture may be issued in denominations of $100 and whole multiples of $100. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a
Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar need not exchange or register the transfer of any Security selected for redemption in whole or in part (except the unredeemed portion of Securities being redeemed in part). Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

          9. Persons Deemed Owners. The registered Holder of any of the Securities shall be treated as its owner for all purposes.

          10.  No Merger or Consolidation; Release of
Subsidiaries.
The Company may not consolidate or merge with or into another person.
Upon any Sale of Assets made in compliance with the terms of the
Indenture which consists of the sale of all of the capital stock of a Subsidiary or the sale of a Subsidiary by means of any merger or consolidation, such Subsidiary's obligations in respect of the
Indenture and the Securities shall, without payment of any consideration or any further action on the part of any Person, be discharged and terminated; provided, however, no such discharge or termination shall be effective if at the time of such Sale of assets there is a Default or Event of Default.

          11t Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the
Holders of at least 66 % of the principal amount of the Securities outstanding, and certain existing defaults may be waived with the consent of the Holders of at least 66 % of the principal amount of the Securities outstanding. Without the consent of any Securityholder, the Indenture or the Securities may be amended to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Securities in addition to certificated Securities, to comply with Section 5.01 of the Indenture or to make any change that does not adversely affect the right of any Securityholder.

          12. Defaults and Remedies. An Event of Default is: default in the payment of interest on any Security when the same becomes due and payable, whether at maturity, in connection with any redemption, by acceleration or otherwise, which default continues for a period of
30 days after its due date; default in the payment of the principal of any Security when the same becomes due and payable, whether at maturity, in connection with any redemption, by acceleration or otherwise (provided, however, in the case of any such default resulting from a dispute as to the computation of Net Proceeds, that such default shall have remained uncured for a period of 30 days from the date of notice to the Company from the Trustee as to the existence of, and specifying the basis for, such default); failure by the
Company or any Subsidiaries to observe or perform in any material respect any of its other covenants or agreements in the Securities, the Indenture or the Collateral Agency Agreement or any other agreement or instrument now or hereafter entered into creating, perfecting or evidencing the Lien in and on any of the Pledged
Collateral in favor of the Collateral Agent for the benefit of the
Trustee and the Holders of the Securities, which failure continues for a period of 30 days after the earlier of (i) the date on which written notice shall have been given to the Company or (ii) the date on which the Company had Actual Knowledge of such failure; failure by the
Company or any of its Subsidiaries to pay when due any principal or interest on any Indebtedness (other than Indebtedness to the Guarantor under the Management Services Agreement or Indebtedness of wholly-owned Subsidiaries of the Company to the Company or other of its wholly-owned Subsidiaries) with an aggregate outstanding principal amount in excess of $2 million, which default continues for any period of grace applicable thereto; a default or event of default, as defined in one or more indentures, agreements or other instruments evidencing or under which the Company or any of its Subsidiaries individually or collectively have, outstanding at least $2 million aggregate principal amount of Indebtedness shall happen and be continuing and such
Indebtedness shall have been accelerated so that it is due and payable prior to the date on which it would otherwise have become due and payable, provided that if such default or event of default under such indenture or other instrument shall be remedied or cured by the
Company or the Subsidiary or waived by the holders of such Indebtedness, then the Event of Default under the Indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the
Trustee or any of the Holders of Securities; entry of one or more final judgments against the Company or any of its Subsidiaries for payments of money which in the aggregate exceed $2 million, by a court of competent jurisdiction and such judgments are not rescinded, annulled, stayed or discharged within 90 days; the Company and its
Subsidiaries, taken as a whole, becomes unable generally to pay its debts as they become due; the commencement of a voluntary case under the Federal Bankruptcy law; the occurrence of certain other events under a Bankruptcy Law, including but not limited to the entry of a judgment for relief in respect of the Company or any of its Subsidiaries by a court of competent jurisdiction which remains unstayed and in effect for 60 days; the entry of a final judgment, decree or order by a court of competent jurisdiction holding the
Guarantee Agreement, the Pledge Agreement or the Collateral
Agency
Agreement to be invalid or unenforceable in any material respect; the
Guarantor or the Obligor, or any Person acting on behalf of the foregoing, shall assert, in any pleading filed in such a court, that the Guarantee Agreement, the Pledge Agreement or the Collateral Agency
Agreement is invalid or unenforceable in any material respect; or the occurrence of an "Event of Default," as defined in the Guarantee
Agreement.

          13.  Trustee Dealings with Company.  Chemical
Bank, the
Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the
Company, the Guarantor or their Subsidiaries or Affiliates, and may otherwise deal with the Company, the Guarantor or their Subsidiaries or Affiliates, as if it were not Trustee.

          14. No Recourse Against Others. No director, officer, employee, or stockholder (except for obligations of the Guarantor under the Guarantee Agreement and the Pledge Agreement), as such, of the Obligor or the Guarantor shall have any liability for any obligations of the Obligor under the Securities, the Indenture, the
Guarantee Agreement, the Collateral Agency Agreement or the
Pledge
Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

          15. Authentication. This Security shall not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent.

          16. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties,) JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).


          THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER
UPON WRITTEN
REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE.
REQUESTS MAY BE
MADE TO:  ROSEBUD HOLDINGS, INC., c/o LONE STAR INDUSTRIES,
INC., 300
FIRST STAMFORD PLACE, STAMFORD, CT 06912-0014, Attn:
SECRETARY.


     NOTATION RELATING TO
                       GUARANTEE AGREEMENT



          The undersigned (hereinafter referred to as the "Guarantor," which term includes any successor person under the Guarantee Agreement, as defined in the Indenture referred to in the Security upon which this notation is endorsed), has unconditionally guaranteed the Guarantor Obligations, as defined in the Guarantee Agreement.

          The obligations of the Guarantor to the Holders of the
Securities and to the Trustee pursuant to the Guarantee
Agreement and
the Indenture, to the extent specified therein, are expressly set forth in the Guarantee Agreement and the Indenture and reference is hereby made thereto for their precise terms.

          No director, officer, employee or stockholder, as such, past, present or future, of the Guarantor or any of its Subsidiaries shall have any personal liability under the Guarantee
Agreement by
reason of his or its status as such.

          The Guarantee Agreement shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which this notation is made shall have been executed by the
Trustee under the Indenture by the manual or facsimile signature of one of its authorized officers or by an authenticating agent.

                                   LONE STAR INDUSTRIES,
INC.


                                   By:
_____________________________



                                   By:
_____________________________

                                                  (SEAL)
     ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

____________________________________________________

____________________________________________________

____________________________________________________
(Print or type assignee's name, address and zip code)

____________________________________________________

____________________________________________________
   (Insert Assignee's Soc. Sec. or Tax I.D. No.)


and irrevocably appoint ___________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
. .

Date:______________      Signature(s):
________________________________________


________________________________________
                                   (Sign exactly as your
name(s)
appear on the other side of this Security)

Signature(s) guaranteed by:
____________________________________________________
                         (All signatures must be guaranteed
by a
member of a national securities exchange or of the National
Association of Securities Dealers, Inc. or by a commercial
bank or
trust company located in the United States)